                                                                  EXHIBIT 2.1


                            ASSET PURCHASE AGREEMENT

                                      AMONG

             UNIVERSITY OF ALABAMA HEALTH SERVICES FOUNDATION, P.C.


                                       AND


                           ALABAMA TISSUE CENTER, INC.


                                       AND


                         REGENERATION TECHNOLOGIES, INC.



                           DATED AS OF APRIL 27, 2000









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                                     TABLE OF CONTENTS
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

SECTION                                                                                  PAGE
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
1.       Purchase and Sale of Assets.......................................................1
         1.1      Assets Conveyed..........................................................1
         1.2      Excluded Assets..........................................................3

2.       Payment of the Purchase Price and Assumption of Liabilities.......................3
         2.1      Purchase Price...........................................................3
         2.2      Liabilities Assumed by the Purchaser.....................................4
         2.3      Liabilities Retained by the Seller.......................................4
         2.4      Instruments of Conveyance and Transfer of Books and Records..............5

3.       Representations and Warranties of the Seller......................................5
         3.1      Organization, Authorization, Etc.........................................5
         3.2      Ownership of Assets......................................................6
         3.3      Authority and No Conflict................................................6
         3.4      Products and Inventory...................................................6
         3.5      Property to Operate Business.............................................7
         3.6      Intellectual Property....................................................7
         3.7      Litigation...............................................................8
         3.8      Compliance with Laws; Environmental Matters..............................8
         3.9      Contracts................................................................9
         3.10     Employee and Labor Matters..............................................10
         3.11     Insurance Policies......................................................11
         3.12     Financial Statements....................................................12
         3.13     Absence of Changes......................................................12
         3.14     Suppliers and Providers of Services.....................................13
         3.15     Licenses................................................................13
         3.16     Taxes...................................................................13
         3.17     [Omitted.]..............................................................14
         3.18     Investment Representations..............................................14
         3.19     Year 2000...............................................................14
         3.20     Food and Drug...........................................................15
         3.21     No Misleading Statements................................................15
         3.22     No Broker...............................................................15

4.       Representations and Warranties of the Purchaser and the Parent...................15
         4.1      Organization............................................................15
         4.2      Authority and No Conflict...............................................16
         4.3      Defaults, Consents, Etc.................................................16
         4.4      No Broker...............................................................16
         4.5      Capitalization..........................................................16
         4.6      Financial Statement.....................................................17
         4.7      No Misleading Statements................................................17
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                                       i


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

SECTION                                                                                    PAGE
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
5.       Obligations Before and After Closing................................................17
         5.1(a)   Access to Premises and Information.........................................17
         5.1(b)   Conduct of Business in Ordinary Course.....................................17
         5.1(c)   Securities Filings, Rule 144(c) Compliance.................................18
         5.1(d)   Representations and Warranties True at Closing; Delivery of
                   Disclosure Statement; Updating of Disclosure Statement....................19
         5.1(e)   Further Authorization......................................................19
         5.1(f)   No Shopping................................................................19
         5.1(g)   Purchaser's and Parent's Noncompetition; Nonsolicitation...................19
         5.1(h)   Seller's Noncompetition; Nonsolicitation...................................20
         5.1(i)   Seller's Cooperation: Licenses and Approvals...............................20
         5.2(a)   Consents...................................................................20
         5.2(b)   Public Announcements.......................................................20
         5.2(c)   Confidentiality Obligations of the Parties.................................21
         5.3(a)   Representations and Warranties True at Closing.............................21
         5.3(b)   Further Authorization......................................................21
         5.3(c)   Bulk Sales Law.............................................................21
         5.3(d)   New Facility...............................................................21

6.       Conditions Precedent to the Performance of the Parent and the Purchaser.............21
         6.1      Accuracy of Representations and Warranties.................................21
         6.2      Performance................................................................21
         6.3      No Material Adverse Change.................................................21
         6.4      Certification by the Seller................................................22
         6.5      Absence of Litigation......................................................22
         6.6      Legal Prohibition..........................................................22
         6.7      Consents, Approvals, Permits, Licenses, etc................................22
         6.8      Management Services Agreement..............................................22
         6.9      [Omitted.].................................................................22
         6.10     Lease of Current Facility..................................................22
         6.11     Consulting Agreements......................................................23
         6.12     Closing Matters............................................................23
         6.13     Supplemental Disclosure....................................................23
         6.14     Risk of Loss...............................................................23
         6.15     Initial Public Offering....................................................23
         6.16     Registration Rights Agreement..............................................23
         6.17     License Agreement..........................................................23

7.       Conditions Precedent to the Seller's Performance....................................23
         7.1      Accuracy of Representations and Warranties of the Parent and the
                   Purchaser.................................................................23
         7.2      Performance; Authorization.................................................24
         7.3      Material Adverse Change....................................................24
         7.4      Certificates...............................................................24

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                                       ii

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

SECTION                                                                                    PAGE
-------                                                                                    ----
         7.5      Absence of Litigation......................................................24
         7.6      Consents...................................................................24
         7.7      Management Services Agreement..............................................24
         7.8      [Omitted.].................................................................24
         7.9      Consulting Agreements......................................................24
         7.10     Opinion of Parent and Purchaser's Counsel..................................24
         7.11     Closing Matters............................................................25
         7.12     Initial Public Offering....................................................25
         7.13     Listing....................................................................25
         7.14     Registration Rights Agreement..............................................25
         7.15     Delivery of Share..........................................................25

8.       Joint Covenants.....................................................................25
         8.1      Post-Closing Access to Information.........................................25
         8.2      Allocation of Purchase Price...............................................25
         8.3      Compliance With Law........................................................26
         8.4      Accounts Receivable........................................................26
         8.5      Medical Advisory Board and Medical Director................................26
         8.6      Alabama Distribution; Pricing..............................................26

9.       Certain Actions After the Closing...................................................27
         9.1      The Purchaser to Act as Agent for the Seller...............................27
         9.2      Subrogation of the Purchaser...............................................27
         9.3      Payment of Liabilities.....................................................27
         9.4      Research...................................................................27
         9.5      Subsequent Liability.......................................................27

10.      The Closing.........................................................................28

11.      Survival of Representations; Indemnification........................................28
         11.1     Survival of Representations, Etc...........................................28
         11.2     Indemnification by the Seller..............................................28
         11.3     Indemnification by the Purchaser...........................................29
         11.4     Procedure for Indemnification..............................................29
         11.5     Limitations on Indemnification Rights......................................30

12.      Entire Agreement; Modification; Waiver..............................................30

13.      Knowledge...........................................................................30

14.      Third Party Beneficiaries...........................................................30

15.      Expenses............................................................................31

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                                      iii


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

SECTION                                                                                  PAGE
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
16.      Further Assurances................................................................31

17.      Successors and Assigns; Assignment................................................31

18.      Notices...........................................................................31

19.      Governing Law.....................................................................32

20.      Guarantee of Performance..........................................................32

21.      No Obligation of UAB..............................................................32

22.      Delaware Reincorporation..........................................................32

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                                       iv

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                            ASSET PURCHASE AGREEMENT

         AGREEMENT, made as of the 27th day of April, 2000, by and among (i)
Regeneration Technologies, Inc., a Florida corporation (the "PARENT"), (ii)
Alabama Tissue Center, Inc., an Alabama for-profit corporation ("ATC" or, the
"PURCHASER") and wholly-owned subsidiary of the Parent, and (iii) University of Alabama Health Services Foundation, P.C., an Alabama not-for profit professional corporation (the "SELLER").

                              W I T N E S S E T H :

         WHEREAS, the Seller is in the business of, among other things, developing and using heart valve technology, vein technology and cryopreservation technology of those tissues (the "BUSINESS"); and

         WHEREAS, the Seller has determined that Parent and Purchaser have technological capabilities and quality control mechanisms that will enhance the supply of tissue available for transplant to the community served by Seller; and

         WHEREAS, the Purchaser desires to purchase and the Seller desires to sell certain of the assets and technology used by the Seller in the operation of the Business;

         NOW, THEREFORE, in consideration of the mutual promises and agreements hereinafter contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows subject to all provisions of the Disclosure Statement delivered herewith and made a part hereof:

1.  PURCHASE AND SALE OF ASSETS.

      1.1 ASSETS CONVEYED. At the closing of the transactions contemplated hereby (the "CLOSING") on the Closing Date (as hereinafter defined), and upon the basis of the representations, warranties, covenants and agreements contained herein, the Seller shall sell, transfer, assign, convey and deliver to the Purchaser, and the Purchaser shall purchase, on the terms set forth herein, all of the Seller's right, title and interest in and to the Assets (as hereinafter defined) free and clear of all liens, charges, claims, pledges, security interests, equities and encumbrances of any nature whatsoever (collectively, "LIENS"), except for those Liens created by the Purchaser and except for Permitted Encumbrances. "PERMITTED ENCUMBRANCES" shall mean (a) easements, rights of way, servitudes, restrictions and other matters which, in the aggregate, do not materially and adversely affect the value of the Assets for use in the Business and (b) those Liens described in Section 3.2 of the Disclosure Statement. The "ASSETS" shall mean only those personal, tangible and intangible properties of the Seller used in connection with the operation of the Business including, without limitation, the Seller's heart valve, vein and cryopreservation technologies and those items that are set forth below, and shall specifically exclude the Excluded Assets (as defined below).

           (a) CONTRACTUAL RIGHTS: all rights and benefits of the Seller under all contracts relating to the operation of the Business that are listed on
Section 1.1.1 of the Disclosure Statement



hereto (which also recites those contracts, the assignment of which by their terms requires third party consent) (the "ASSUMED CONTRACTS");

           (b) LICENSES AND PERMITS: to the extent permitted by applicable law and regulation, all licenses and permits held or used by the Seller in connection with the ownership of the Assets and the conduct of the operations of the Business that are listed in Section 1.1.2 of the Disclosure Statement;

           (c) EQUIPMENT: all human tissue processing equipment, machinery, computers, computer hardware, software (but not source codes and object codes), tools, supplies, furniture, vehicles, other equipment and other tangible personal property, fixed and non-fixed assets owned by the Seller related to the Business that is listed in Section 1.1.3 of the Disclosure Statement;

           (d) LEASES: all the interest of and the rights and benefits accruing to the Seller as lessee under the leases or rental agreements covering human tissue processing equipment, machinery, computers, computer hardware, software, tools, furniture, vehicles, other equipment and other tangible personal property related to the Business that is described in Section 1.1.4 of the Disclosure Statement;

           (e) NAMES, ETC.: all right, title and interest the Seller has to use the name "Alabama Tissue Center" and any variation thereof, and the trade names, trademarks, service marks, copyrights, patents and the like set forth in
Section 1.1.5 of the Disclosure Statement;

           (f) RECORDS: all operating data and records of the Seller relating to the Business and the Assets, including without limitation, client lists and records, medical records relating to the inventory being transferred, research and development reports and records owned by Seller, if any, production reports and records, equipment logs, operating guides and manuals, projections, a copy of financial, accounting and personnel records, correspondence and other similar documents and records except as to medical records, if any, which are prohibited by law to be transferred and assigned;

           (g) OTHER INTELLECTUAL PROPERTY: all of the intangible and intellectual property of the Seller used in the operation of the Business, including all knowledge, information, formulae, patents, patent applications, patent rights, designs, plans, drawings, manufacturing and quality control documentation, standard operating procedures (including heart valve, vein and cryopreservation standard operating procedures), know-how, processes, software (but not any source codes and object codes), products, and product development records, research and development owned by Seller, if any, trade secrets, marketing plans and strategies, forecasts, trademark applications, service mark applications, operating rights, permits and other similar intangible property and rights related to the Business including, without limitation, those listed in Section 1.1.6 of the Disclosure Statement;

           (h) PRODUCTS: all of the Seller's rights to the products set forth on Section 1.1.7 of the Disclosure Statement (the "PRODUCTS"); and

           (i) INVENTORY: all of the Seller's inventories as of the Closing Date relating to the Products, including all raw materials, finished goods, work in progress, marketing materials and production, and shipping and packaging supplies (the "INVENTORY").

     1.2 EXCLUDED ASSETS. Anything to the contrary in Section 1.1 notwithstanding, the Assets shall exclude and the Purchaser shall not purchase (collectively, the "EXCLUDED ASSETS") those other items specifically set forth on Section 1.2 of the Disclosure Statement, which shall remain with the Seller.

2.  PAYMENT OF THE PURCHASE PRICE AND ASSUMPTION OF LIABILITIES.

     2.1  PURCHASE PRICE.

          (a) The aggregate consideration to be paid to the Seller on the Closing Date (the "CLOSING CONSIDERATION") shall consist of $250,000 in cash and such number of shares (the "SHARES") of the Parent's common stock, $.0001 par value per share (the "COMMON STOCK") having an Aggregate Stated Value of $3,500,000 (hereinafter, the "AGGREGATE STATED VALUE").

          (b) As additional consideration (the "CONTINGENT CONSIDERATION"), there shall be paid to Seller an additional cash amount of $250,000 on the 60th day following achievement of the Milestone.

          (c) The number of shares of Common Stock payable to Seller as part of the Closing Consideration shall be determined by dividing the Aggregate Stated Value by the Stated Share Value. The "STATED SHARE VALUE" shall be the price per share of the Common Stock of Parent at which such shares are offered to the public in an initial public offering of Common Stock of Parent.

          (d) The "MILESTONE" shall be achieved on the date on which Purchaser shall have exceeded $250,000 in annual operating income, PROVIDED THAT such Milestone shall have been reached no later than December 31, 2004. "OPERATING INCOME" shall mean the earnings after actual operating expenses but before interest, taxes, intercompany loans and transfers, and dividends of Purchaser determined on a calendar-year basis based on generally accepted accounting principles and certified by the Chief Financial Officer of Parent and Purchaser. During the period from the Closing Date to December 31, 2004, the Purchaser shall provide to the Seller, at the Purchaser's expense, a quarterly written report summarizing the earnings before interest, taxes, interest, intercompany loans and transfers, and dividends of the Purchaser (which report shall include, but not be limited to, a summary of the revenues and expenses of the Purchaser during such period) (the "QUARTERLY SUMMARY"). Not later than March 31, 2001, 2002, 2003, 2004 and 2005, the Purchaser shall provide to the Seller, at the Purchaser's expense, a written report summarizing the earnings before interest and taxes of the Purchaser for the preceding calendar year (which report shall include, but not be limited to, a summary of the revenues and expenses of the Purchaser during such period) (the "ANNUAL SUMMARY"). The Purchaser acknowledges and agrees that the Seller and its represen tatives, agents and designees shall have the right, upon reasonable notice and during ordinary business hours, to review the Purchaser's records, at Seller's own expense, in connection with the Quarterly Summary and the Annual Summary. In the event that the Purchaser and the Seller disagree on the amounts set forth in any Quarterly Summary or Annual Summary they shall appoint a mutually acceptable certified public accountant who shall make a determination which shall be binding on the parties. The costs of the certified public accountant shall be borne equally by the parties. The Purchaser and Parent further acknowledge, covenant and agree that until the Contingent Consideration is paid, the Business shall be conducted only through the Purchaser.

     2.2 LIABILITIES ASSUMED BY THE PURCHASER. (a) In further consideration for the sale of the Assets, on and as of the Closing Date, the Purchaser shall assume and agree to pay, perform and discharge the Assumed Liabilities. For purposes of this Agreement, the term "ASSUMED LIABILITIES" shall consist of, and shall be limited solely to, subject to Section 2.3(a), (i) all of the Seller's obligations arising after the Closing Date under the Assumed Contracts and operating leases of the Seller relating to the operation of the Business, which contracts and leases are set forth on Schedules 1.1.1 and/or 1.1.4, (ii) the accrued vacation and sick leave of the Employees (as hereinafter defined) identified in Section 3.10 of the Disclosure Statement, (iii) credit to such Employees under all employee benefits plans of Purchaser, Parent and their affiliates, for the years of service with the Seller, identified in Section 3.10 of the Disclosure Statement, and (iv) annual salary and bonus at least at the rate described in Section 3.10 of the Disclosure Statement hereof, for at least twelve (12) months.

          (b) The Purchaser further agrees that at Closing it will reimburse the Seller for the prepaid items set forth on Section 2.2.2 of the Disclosure Statement.

     2.3 LIABILITIES RETAINED BY THE SELLER. Notwithstanding anything to the contrary contained herein, the Purchaser shall not assume any debts, obligations or liabilities of the Seller not expressly assumed pursuant to Section 2.2 hereof and the Seller shall continue to be obligated to pay, perform and discharge such debts, obligations and liabilities and hold the Purchaser harmless from any such liabilities ("EXCLUDED LIABILITIES"), including without limitation:

         (a) any and all actual or contingent liabilities, debts or obligations of or demands upon the Seller arising from operations of the Business or otherwise relating to acts or omissions (actual or alleged) prior to the Closing Date, including liabilities or obligations for trade accounts payable, payroll costs or other obligations for monies owed, or arising from breach or failure to perform by the Seller of any Assumed Contract;

         (b) any liabilities now existing or which may hereafter exist by reason of any alleged violation or law or governmental regulation or any other claims arising out of any act or omission of the Seller prior to the Closing Date;

         (c) all liabilities arising out of or in connection with the existence of Hazardous Materials (as defined in Section 3.8(d)) prior to the Closing Date;

         (d) any liability or obligation to any broker, finder, investment banker or other intermediary engaged by the Seller in connection with the sale of the Assets and transfer of the technologies related to the Business, including, without limitation, the transactions contemplated by this Agreement;

         (e) the Seller's obligations and liabilities arising under this Agreement;

         (f) federal, state and local income taxes, if any, payable with respect to the operation of the Business through the Closing Date;

         (g) sales and other taxes (including, without limitation, use taxes) payable with respect to the operation of the Business through the Closing Date or imposed on Seller in connection with the transactions contemplated hereby; and

         (h) any liability for benefits or otherwise that has arisen or may arise under any Benefit Arrangement (as defined in Section 3.10(a)), including any extended sick time liability, but not including those certain accrued benefits more fully described in Section 2.2 hereof.

     2.4  INSTRUMENTS OF CONVEYANCE AND TRANSFER OF BOOKS AND RECORDS.

         (a) At the Closing, the Seller shall deliver to the Purchaser such deeds, bills of sale, endorsements, assignments and other instruments of sale, conveyance, transfer and assignment, satisfactory in form and substance to the Purchaser and its counsel, as may be reasonably requested by the Purchaser, in order to convey to the Purchaser good and marketable title to the Assets, free and clear of all Liens except Permitted Encumbrances. The Purchaser shall pay all sales, transfer or stamp taxes, or similar charges, payable by reason of the sale hereunder.

         (b) At the Closing, the Seller shall use its reasonable best efforts to deliver to the Purchaser all written consents which are required under any Assumed Contract being assigned to the Purchaser hereunder; PROVIDED, HOWEVER, that as to any Assumed Contract the assignment of which by its terms requires prior consent of the parties thereto, if such consent is not obtained prior to or on the Closing Date and the Purchaser agrees in writing to waive the provisions of Section 6.8 with respect to such consent, the Seller shall deliver to the Purchaser written documentation setting forth arrangements for the transfer of the economic benefit of such Assumed Contracts to the Purchaser as of the Closing Date under terms and conditions acceptable to all the parties hereto, in accordance with the terms of Section 7.6 hereof.

3.  REPRESENTATIONS AND WARRANTIES OF THE SELLER.

     In order to induce the Purchaser to enter into and perform this Agreement, the Seller represents, warrants and agrees as follows:

     3.1 ORGANIZATION, AUTHORIZATION, ETC. The Seller is a not-for-profit Alabama professional corporation, and is validly existing under the laws of the jurisdiction of its organization, and has all requisite power and authority to execute and deliver and, subject to applicable law, perform this Agreement and to consummate the transactions contemplated hereby. Section 3.1 of the Disclosure Statement contains all resolutions adopted by the Board of Directors of the Seller approving the matters covered or contemplated by this Agreement.

     3.2 OWNERSHIP OF ASSETS. Except as set forth on Section 3.2 of the Disclosure Statement hereto, the Seller is the legal and beneficial owner of the Assets described in Section 1.1 hereto, free and clear of any Liens other than the Permitted Encumbrances set forth on Section 3.2 of the Disclosure Statement, and the Seller has full right, power and authority subject to applicable law to sell, transfer, assign, convey and deliver all of the Assets to be sold by it hereunder and delivery thereof will convey to the Purchaser good and marketable title to said Assets, free and clear of any Liens other than Liens created by the Purchaser and Permitted Encumbrances.

     3.3  AUTHORITY AND NO CONFLICT.

         (a) the Seller has full corporate right, power and authority to execute, deliver and carry out the terms of this Agreement and all documents and agreements necessary to give effect to the provisions of this Agreement, and this Agreement has been duly authorized, executed and delivered by the Seller. The execution and delivery of this Agreement by the Seller does not, and subject to the receipt of all regulatory approvals and compliance with other requirements of law consummation of the transactions contemplated hereby will not (a) conflict with, or result in any violation of or default or loss of any benefit under, any provision of the Seller's governing instruments; (b) conflict with, or result in any violation of or default or loss of any material benefit under, any permit, concession, grant, franchise, law, rule or regulation, or any judgment, decree or order of any court or other governmental agency or instrumentality to which the Seller is a party or to which the Business is subject; (c) except for undelivered consents to assignment of assumed contracts or leases, conflict with, or result in a breach or violation of or default or loss of any material benefit under, or accelerate the performance required by, the terms of any agreement, contract, indenture or other instrument to which the Seller is a party or to which the Business is subject, or constitute a default or loss of any right thereunder or an event which, with the lapse of time or notice or both, might result in a default or loss of any right thereunder or the creation of any Lien upon the Business; or (d) result in any suspension, revocation, impairment, forfeiture or nonrenewal of (i) any material License (as defined in Section 3.15) relating to the operation of the Business or (ii) any other material License. All action and other authorizations on the part of the Seller (except for third party consents) prerequisite to the execution of this Agreement and the consummation of the transactions contemplated by this Agreement have been taken or obtained by the Seller. This is a valid and binding agreement of the Seller enforceable in accordance with its terms.

         (b) Other than any consents or notices required to transfer the licenses listed in Section 1.1.2 of the Disclosure Statement, the execution, delivery and performance by the Seller of this Agreement, and the performance of the transactions contemplated by this Agreement, do not require the authorization, consent, approval, certification, license or order of, or any filing with, any court or governmental agency of such a nature that the failure to obtain the same would have a material adverse affect on the Assets.

     3.4 PRODUCTS AND INVENTORY. The Company represents and warrants that all Products and Inventory have been recovered, processed and stored in accordance with all applicable local, state, and federal rules and regulations and American Association of Tissue Bank guidelines. Section 3.4 of the Disclosure Statement sets forth (a) the valuation assigned to each Product and each item of Inventory and Products, (b) the product code of each Product and each item of Inventory, and (c) the expiration date for each Product in Inventory as of April 10, 2000.

     3.5  PROPERTY TO OPERATE BUSINESS.

         (a) The Assets (other than the Excluded Assets and the facility lease) constitute, in the aggregate, all the tangible personal property necessary for the conduct of the Business as currently conducted. All tangible personal property is in good operating condition and repair, reasonable wear and tear excepted, and is suitable for use in the ordinary conduct of the operations of the Business, and no maintenance, repair or replacement has knowingly been deferred. SCHEDULE 1.1.4 hereto includes a true, correct and complete list of all personal property leases under which the Seller is a lessee with respect to the Business. All such leases are valid and enforceable in accordance with their respective terms, are in full force and effect, and there is not under any such lease any default by the Seller or to the knowledge of the Seller, by any lessor under any such lease, or any condition, event or act which, with the giving of notice or lapse of time, or both, would constitute such a default.

         (b) The Seller does not own any real property that is used solely in connection with the Business. Section 3.5 of the Disclosure Statement contains a list of all real property leased or subleased to the Seller and used in the Business ("LEASED REAL PROPERTY"). All leases and subleases with respect to such Leased Real Property (the "REAL PROPERTY LEASES") are subject to no Liens except Permitted Liens. True and complete copies of the Real Property Leases have been made available to the Purchaser by the Seller. The Leased Real Property and all present uses and operations of the Leased Real Property comply with all applicable laws, including, without limitation, applicable zoning, building code, use and occupancy restrictions, and the Seller has not received any notice of any violation of any such restriction, or any condemnation action or proceeding with respect the Leased Real Property.

     3.6 INTELLECTUAL PROPERTY. Section 1.1.6 of the Disclosure Statement contains a schedule of all intangible and intellectual property, including the specific items more particularly described in Section 1.1(g) ("INTELLECTUAL PROPERTY") of the Seller used in the operation of the Business. All of the Company's registered patents, copyrights, trademarks, and service marks are in full force and effect and are not subject to any taxes or maintenance fees and the Company has the right to bring infringement Proceedings (as hereinafter defined) with respect thereto. The Seller has not infringed, and is not now infringing, any Intellectual Property belonging to a third party and the Seller has not received any notice of infringement upon or conflict with the asserted rights of others. Except as set forth on Section 1.1.6 of the Disclosure Statement hereto, none of such items of Intellectual Property are registered with the United States Patent and Trademark Office or the United States Copyright Office. There are no items of Intellectual Property other than those listed on Section 1.1.6 of the Disclosure Statement which are necessary for the conduct of the Business as now being conducted, the loss of which could materially and adversely affect the prospects, operations or condition, financial or otherwise, of the Business. No director, officer, or employee of the Seller or any prede cessor has any interest in any of the foregoing rights.

     3.7 LITIGATION. Except as set forth on Section 3.7 of the Disclosure Statement hereto, there is no action, suit, arbitration, proceeding or investigation pending or, to the knowledge of the Seller, threatened in writing against or affecting the Business by or before any foreign or domestic court, administrative agency or commission or other governmental authority or instrumentality (a "GOVERNMENTAL ENTITY"), or any basis in fact therefor known to the Seller, against or involving the Business or any Employee (as hereinafter defined), whether at law or in equity.

     3.8  COMPLIANCE WITH LAWS; ENVIRONMENTAL MATTERS.

         (a) The Business is in compliance with all applicable laws, rules or regulations relating to or affecting the operation, conduct or ownership of its properties or business (including without limitation any that relate to the ownership and operation of human tissue processing facilities, consumer protection, health and safety, products and services, proprietary rights, collective bargaining, equal opportunity and improper payments), except for violations that individually or in the aggregate would not have a material adverse effect on the condition, financial or otherwise, of the Business. None of the Seller or any director, officer, consultant or employee of the Seller, is in default with respect to any order, writ, injunction or decree, known to, or served upon, the Seller, of any Governmental Entity. There is no existing law, rule, regulation or order, whether Federal, state or local, which would prohibit or materially restrict the Business from conducting its business in any jurisdiction in which it is now conducting business.

         (b) The Seller has not received any notice of any uncured claim, requirement or demand of any Governmental Entity having or claiming any licensing, certifying, supervising, evaluating or accrediting authority over the Business or their business to rework or redesign the Business, professional staff or professional services, procedures or practices in any material respect or to provide additional furniture, fixtures, equipment or inventory so as to make such Business conform to or comply with applicable law.

         (c) (i) Specifically, without limiting the representations contained in subsection 3.8(a) hereof, the Seller has obtained for the Business all material permits, licenses and other authorizations which are required to conduct the business of the Business under all Federal, state, county and local statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, concessions, grants, franchises, agreements or governmental restrictions relating to the environment or the general treatment, storage, recycling, transportation, release or disposal of any Hazardous Materials (as defined below) into the environment (collectively, "ENVIRONMENTAL LAWS"). The Business is in material compliance (1) with the terms and conditions of all such permits, licenses and authorizations and (2) with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in any Environmental Law applicable to it in connection with the conduct of the Business or in any regulation, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved under any Environmental Law. In addition, no notice, notification, demand, request for information, citation, summons or order has been issued, no complaint has been filed, no penalty has been assessed and no investigation or review is pending or, to the knowledge of the Seller, threatened by any Governmental Entity or any executive, legislative, judicial, regulatory or administrative entity with respect to any alleged failure by the Seller to have any permit, license or authorization required in connection with the generation, treatment, storage, recycling, transportation, release or disposal of any pollutant, toxic or hazardous material, hazardous substance, hazardous constituent or waste of any kind as defined under any Environmental Laws (collectively "HAZARDOUS MATERIALS") generated by or relating to the

Business (or any predecessor to the Business) whether or not occurring at or on property owned, leased or operated by the Seller. The Business is not, nor are any of the properties where its operations are conducted, subject to, any material liability, contingent or otherwise, arising out of or resulting from the release, leakage, pouring, emission, emptying, injection, pumping, escaping, leaching, dumping, discharge, spillage, storage, burying or other disposal, whether on its own premises or through other persons, of any Hazardous Materials. Except as disclosed in Section 3.8 of the Disclosure Statement, there are no Hazardous Substances (as such term is defined in the Comprehensive Environment Response, Compensation and Liability Act of 1980 ("CERCLA") and equivalent state laws) upon, beneath or migrating or threatening to migrate from the property or properties where the Business conducts its operations, and except as set forth in Section 3.8 of the Disclosure Statement hereto, there are no underground storage tanks for Hazardous Substances, active or abandoned, at any property now or previously owned or leased by the Seller with respect to the Business, and there are no encumbrances in favor of any Governmental Entity for
(A) any liability under Environmental Laws or (B) damages arising from or costs incurred by such Governmental Entity in response to a release or threatened release of Hazardous Substances into the environment (collectively, "ENVIRONMENTAL ENCUMBRANCES") arising under or pursuant to any Environmental Laws, and no governmental actions have been taken or are in process which could reasonably be anticipated to subject the Business to such Environmental Encumbrances.

     3.9  CONTRACTS.

         (a) In connection with the operation of the Business, except as set forth in Section 1.1.1 or Section 3.10 of the Disclosure Statement, the Seller has no existing contract, obligation or commitment (written or oral) (other than such other contracts which individually involve the annual expenditure of $10,000 or less and in the aggregate do not require annual expenditures in excess of $100,000) of any nature, including without limitation the following:
(a) employment, bonus, severance or consulting agreements, retirement or similar plans; (b) loan or other agreements, notes, indentures, instruments or guaranty relating to or evidencing indebtedness for borrowed money or mortgaging, pledging or granting or creating a lien or security interest or other encumbrance on any of the assets of the Seller with respect to the Business; (c) agreements with any labor union or collective bargaining organization or other labor agreements; (d) any contract or series of contracts with the same person for the furnishing or purchase of equipment, goods or services; (e) any joint venture contract or arrangement or other agreement involving a sharing of profits or expenses to which the Seller, with respect to the Business, is a party or by it is bound; (f) agreements which would, after the Closing Date, limit the freedom of the Purchaser to compete in any line of business or in any geographic area or with any person; (g) agreements providing for acquisition or disposition of the assets, businesses or a direct or indirect ownership interest in any of the assets or technologies comprising the Business; (h) other than lease of space for the Business, any lease under which the Seller, with respect to the Business, is either lessor or lessee; (i) any contract, commitment or arrangement not made in the ordinary course of business of the Seller, including without limitation, any powers-of-attorney giving any person authority to act on behalf of the Seller; (j) any license, agreement, or arrangement, whether as licensor, licensee, or otherwise, with respect to any trade name, trademark, service mark, copyright, patent or trade secret; (k) any contract or series of contracts, commitments or binding arrangement relating to the provision of goods or services by any person who is related to, or an affiliate of, the Seller or any officer or director of the Seller, and any contract or series of contracts, commitments or arrangement relating to the provision of goods or services by any person the terms of which were not determined on an arms' length basis; or (l) agreements with any Governmental Entity.

         (b) True and correct copies of all written contracts, agreements, arrangements and similar instruments set forth in Section 1.1.1 of the Disclosure Statement have been provided to the Purchaser except as otherwise indicated thereon. Each contract, agreement, arrangement, plan, lease or similar instrument relating to the Business to which the Seller is a party, whether or not listed in Section 1.1.1 of the Disclosure Statement (collectively, the "SELLER CONTRACTS"), is a valid and binding obligation of the Seller and, to the knowledge of the Seller, the other parties thereto, enforceable in accordance with its terms (except as the enforceability thereof may be limited by any applicable bankruptcy, insolvency or other laws affecting creditors' rights generally or by general principles of equity, regardless of whether such enforceability is considered in equity or at law), and is in full force and effect, and the Seller is not nor, to the knowledge of the Seller, is any other party thereto in breach of any material provision of, nor is in default in any material respect under the terms of (and, to the knowledge of the Seller, no condition exists which, with the passage of time, the giving of notice, or both (including consummation of the transactions contemplated hereby), would result in a material default under the terms of), any of the Seller Contracts.

         (c)  Except as listed on Section 1.1.1 of the Disclosure Statement,
(i) no purchase contracts or commitments of the Seller as they relate to the Business continue for a period of more than 12 months or are in quantities or amounts in excess of the normal, ordinary, usual and current requirements of the Business or in excess of market prices generally available to purchasers of similar quantities; (ii) no Seller Contract requires the Business to provide services at a fixed price; (iii) the Seller does not have, as it relates to the Busines, outstanding any bid, contract, commitment or proposal either (x) continuing for a period of more than 12 months or (y) quoting prices which will not result in profits consistent with past experience; and (2) none of such the Seller Contracts obligates the Business to perform services which the Seller knows or has reason to believe are pursuant to terms or conditions the Business cannot reasonably expect to satisfy or fulfill in its entirety.

     3.10  EMPLOYEE AND LABOR MATTERS.

         (a) Section 3.10 of the Disclosure Statement comprises a complete and correct list of the (a) names, (b) titles, (c) length of employment or service,
(d) current annual salary rates and all other compensation and fringe benefits, and (e) accrued salary, benefits and vacation time, of each of the employees of the Seller whose duties include involvement with the Business transferred to Purchaser (the "EMPLOYEES"). Except as set forth in Section 3.10 of the Disclosure Statement, none of such personnel is a party or subject to any oral or written employment bonus, pension, profit-sharing, deferred compensation, employee benefit (including, without limitation, medical disability, life insurance and other welfare benefit plans), incentive, pension or retirement plans, fringe benefit or termination or severance agreements, plans or commitments (collectively, "BENEFIT ARRANGEMENTS"). Except as more fully described in Section 2.2 hereof, the Purchaser is not assuming the Benefit Arrangements and the Seller shall remain responsible for all Benefit Arrangements up to and including the Closing Date. The Seller is not in material default with respect to any of the foregoing obligations and will bear full responsibility for any such obligation outstanding, or due, owing as of the Closing Date. The Seller has not instituted any "freeze" of, or delayed or deferred the grant of, any cost-of-living or other salary adjustments for any of the Employees except in accordance with the normal course of business and past practice. [Purchaser hereby covenants that at the time it employs the Employees, it shall offer to the Employees health insurance on an open enrollment basis, without any waiting periods for eligibility and without any waiting periods, exclusions or limitations on coverage for pre-existing conditions.] The Seller is not in material default with respect to any withholding or other employment taxes or payments with respect to accrued vacation or severance pay on behalf of any Employees for which it is obligated on the date hereof, and will maintain and continue to make all such necessary payments or adjustments arising through the Closing Date. There are not in existence or threatened any (a) work stoppages respecting Employees of the Seller or (b) unfair labor practice complaints against the Seller and none has occurred since January 1, 1997. No representation question exists respecting the Employees and no collective bargaining agreement is currently being negotiated by the Seller covering the Employees, nor is any grievance procedure or arbitration proceeding pending under any collective bargaining agreement and no claim therefor has been asserted. The Seller has not received notice from any union or Employees setting forth demands for representation, elections or for present or future changes in wages, terms of employment or working conditions. There have been no audits of the equal employment opportunity practices of the Business and, to the knowledge of the Seller, no basis for such claim exists.

         (b) The consummation of this Agreement (and the employment by the Purchaser of any of the Employees) will not result in any carryover liability to the Purchaser for taxes, penalties, interest or any other claims resulting from any employee pension plan, employee welfare benefit plan, or other employee benefit agreement or arrangement maintained for the benefit of the Employees or former employees (or beneficiaries of them) of the Seller.

         (c) The parties agree that the Purchaser does not and will not assume the sponsorship of, or the responsibility for contributions to, or any liability in connection with, any employee pension benefit plan, any employee welfare benefit plan, or other employee benefit agreement or arrangement maintained by the Seller for its employees, former employees, retirees, their beneficiaries or any other person. In addition and not as a limitation of the foregoing covenant, the parties agree that the Seller shall be liable for any continuation coverage (including any penalties, excise taxes or interest resulting from the failure to provide continuation coverage) required by Section 4980B of the Internal Revenue Code of 1986 (the "Code") due to qualifying events which occur on or before the Closing Date.

     3.11 INSURANCE POLICIES. Seller is self-funded for professional liability in the minimum amounts of One Million and No/100 Dollars ($1,000,000.00) per occurrence and Three Million and No/100 Dollars ($3,000,000.00) annual aggregate, which is on an occurrence basis with respect to the Employees and the Seller. At Closing, Seller will provide the Purchaser with a certificate evidencing such coverage.

     3.12 FINANCIAL STATEMENTS. Section 3.12 of the Disclosure Statement includes (a) true, complete and correct copies of the Business' financial statements as of and for the 12 months ended September 30, 1999 (the "FINANCIAL STATEMENTS"). The Financial Statements have been prepared from the books and records of the Seller and present fairly the financial condition and results of operations as of and for the periods presented. Since the dates of the Financial Statements, there have been no material changes in the Seller's accounting policies. Except as disclosed in the Financial Statements the Seller has no undisclosed liabilities. Section 3.12 of the Disclosure Statement shall also include a complete budget for the Business for 2000, including proposals for salary and marketing expenditures, and for financing plans.

     3.13 ABSENCE OF CHANGES. Since December 31, 1999 the Seller has conducted the Business in the ordinary course, and there has not been:

               (i) any changes, by itself or together with other changes, that has materially affected adversely, or is likely to materially affect adversely, the Business;

               (ii) any damage, destruction or loss (whether or not covered by insurance) materially adversely affecting the Business;

               (iii) writing down or writing up the value of any Inventory other than in the ordinary course of business;

               (iv) any increase in the compensation, bonus, sales commission or fee arrangements payable or to become payable by the Seller to any of the Employees, except for ordinary and customary bonuses and salary increase in accordance with past practice;

               (v) any material change in the customary methods used in operating the Business (including its marketing, selling and pricing practices and policies);

               (vi) any transaction, contract, commitment, obligation by the Seller relating to the Business (including the acquisition or disposition of any assets), other than in the ordinary course of business or as contemplated by the Agreement;

               (vii) any waiver of any material rights or claims of the Seller with respect to the Business;

               (viii) any change in accounting methods or practices (including any change in depreciation or amortization policies or rates) by the Seller or the revaluation by the Seller of any of the assets or technologies comprising the Business; or

               (ix) negotiation or agreement by the Seller or any officer or Employee thereof to do any of the things described in the preceding clauses (a) through (h) (other than negotiations with the Purchaser and its representatives regarding the transactions contemplated by this Agreement).

     3.14  SUPPLIERS AND PROVIDERS OF SERVICES.

         (a) Section 3.14 of the Disclosure Statement lists all suppliers of human tissue to the Business (collectively, "Suppliers") to which the Seller or the Business made payments during the twelve months ended September 30, 1999, in excess of five percent of the operating expenses of the Business.

         (b) To the knowledge of the Seller, (i) none of the Suppliers listed in Section 3.14 of the Disclosure Statement intends to cease dealing with the Business, nor (ii) does any such Supplier intend to alter in any material respect the extent of dealings with the Purchaser, nor (iii) does any such Supplier intend to alter in any material respect the dealings in the event of the consummation of the transactions contemplated hereby.

     3.15 LICENSES. The Seller and its respective officers, directors and employees possess all governmental registrations, certificates of need, consents, qualifications and accreditations relating to the operation of the Business, and other material licenses, permits, authorizations and approvals that are required by all applicable Governmental Entities for the conduct of the Business and the use of its properties as presently conducted or used (collectively, "LICENSES"). Section 3.15 of the Disclosure Statement contains a true and complete list of the Licenses, exclusive of any Licenses with respect to state or local sales, use or other Taxes (as defined in Section 3.16). All of the Licenses are in full force and effect and no action or claim is pending nor, to the knowledge of the Seller, is threatened to revoke or terminate any License or declare any License invalid in any material respect. Neither the Seller nor any of its officers or directors or, to the knowledge of the Seller, Employees is in default in any material respect under any of such Licenses and, to the knowledge of the Seller, no event has occurred and no condition exists which, with the giving of notice, the passage of time, or both, would constitute a default thereunder, which default could reasonably be expected to have a material adverse effect on the Business.

     3.16  TAXES.

         (a) There are no pending or, to the Seller's knowledge, threatened actions or proceedings, assessments or collections of income, unrelated business taxable income, capital gains, gross income, gross receipts, transfer, value added, sales, use, service, ad valorem, franchise, profits, license, withholding, payroll, employment, social security, unemployment compensation, utility, excise, production, severance, stamp, occupation, premium, real or personal property, alternative minimum, environmental, customs duties, or other taxes, fees, levies, assessments, imposts or changes of any kind whatsoever imposed by any governmental authority responsible for the imposition of such tax (domestic or foreign), together with any interest and penalties, additions to tax, or additional amounts imposed by any taxing authority (collectively, "TAXES"), with respect to the Business that could subject the Purchaser to any liability for such Taxes for the period prior to the Closing Date or could impair any of the Seller's properties or assets (collectively, "TAX ACTIONS OR PROCEEDINGS") nor is there a basis for any Tax Actions or Proceedings.

         (b) The Seller is not, and has not been at any time, a "United States real property holding corporation" within the meaning of Section 897(c)(2) of the Code.

     3.17  [Omitted.]

     3.18  INVESTMENT REPRESENTATIONS.

         (a) The Seller understands that as of the date when the Shares are issued to the Seller, such shares will not have been registered under the Securities Act of 1933 (the "SECURITIES ACT") or qualified under any applicable state securities laws, on the ground that the transfer of the Shares to the Seller is exempt from the registration and prospectus delivery requirements of the Securities Act and from qualification under any applicable state securities laws, and that such exemptions are based in part on the Seller's representations and warranties made herein. The Seller is acquiring any Common Stock issued pursuant to this Agreement for its own account and not for that of any other persons, and without a view to or in connection with any distribution thereof which is proscribed by the Securities Act or in violation of any applicable state securities laws. The Seller hereby represents and warrants that it (a) is an "Accredited Investor" within the meaning of Rule 501 of Regulation D under the Securities Act, (b) has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of its investment in the Shares, (c) is able to bear the complete loss of its investment in the Shares and (d) has been afforded the opportunity to ask questions and receive answers concerning the terms and conditions of the offering of Shares pursuant to this Agreement and to obtain any additional information that the Parent possesses or can acquire without unreasonable effort or expense that is necessary to evaluation an investment in the Shares.

         (b) The Seller shall not offer, sell or otherwise dispose of the Shares except in conformity with Rule 144 under the Securities Act or pursuant to a registration statement under the Securities Act and qualification under applicable state securities laws or pursuant to an opinion of counsel satisfactory to the Parent that such registration and qualification is not required. The Seller acknowledges and agrees that the Common Stock certificate or certificates acquired by it pursuant to this Agreement shall be endorsed with the following legend or one substantially similar thereto:

     "The shares evidenced by this certificate have not been registered under the Securities Act of 1933, as amended, or any state securities laws. They may not be sold, offered for sale or otherwise disposed of in the absence of an effective registration statement as to such shares under the Securities Act and qualification under applicable state securities laws, or an opinion of counsel satisfactory to the issuer that such registration is not required."

     The Parent, if so advised by counsel, may require as a condition precedent to any proposed offer, sale, transfer, pledge, hypothecation or other disposition of the Shares by the Seller other than in conformity with Rule 144 or pursuant to a registration statement under the Securities Act that the proposed transferee first sign, seal and deliver to the Parent an investment agreement with respect to the shares to be offered, sold, transferred, pledged, hypothecated or otherwise disposed of containing substantially the agreements, representations and warranties set forth in this Section 3.19.

     3.19 YEAR 2000. The computer software operated by the Seller which is material to the conduct of the Business is capable of providing uninterrupted millennium functionality to record, store, process and present calendar dates falling on or after January 1, 2000 in substantially the same manner and with the same functionality as such software records, stores, processes and presents such calendar dates falling on or before December 31, 1999.

     3.20 FOOD AND DRUG. Wherever applicable, the Seller and all of its products have been at all times and continue to be in compliance with the Food, Drug and Cosmetic Act (the "FDC ACT") and the Public Health Service Act ("PHS ACT") and all regulations promulgated thereunder by the United States Food and Drug Administration ("FDA") and equivalent foreign agencies except to the extent that noncompliance would not have a material adverse effect upon the Business. Without limitation on the foregoing representation and warranty, the Seller further represents and warrants as follows:

          (i) The Seller is registered with the FDA, to the extent such registration is required by any FDA regulations. Purchaser, following due investigation, has assured itself that all exceptions and "grandfathering" from such registration and regulations currently available to Seller will be transferrable to Purchaser, and that Purchaser will not be required to seek or obtain any additional FDA registrations or approvals in order to operate the Business substantially in the manner operated by Seller as a result of the consummation of the transactions contemplated by this Agreement; and

          (ii) To the Seller's knowledge, the Seller's products have not (A) caused or contributed to a death or serious injury, or (B) been adulterated or misbranded such that the product would be likely to cause or contribute to a death or serious injury.

     3.21 NO MISLEADING STATEMENTS. This Agreement and the information referred to herein do not include any untrue statement of a material fact and do not omit to state any material fact necessary to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading. There is no fact known to the Seller which materially and adversely affects or in the future may (so far as the Seller can now reasonably foresee) materially and adversely affect the business, condition (financial or otherwise), property or assets of the Business which has not been set forth herein other than those of general applicability to the business in which the Business is engaged.

     3.22 NO BROKER. The Seller represents and warrants that it has not dealt with any broker or finder in connection with any of the transactions contemplated by this Agreement.

4.  REPRESENTATIONS AND WARRANTIES OF THE PURCHASER AND THE PARENT.

     In order to induce the Seller to enter into and perform this Agreement, the Purchaser and the Parent, jointly and severally, represent and warrant as follows:

     4.1 ORGANIZATION. Each of the Parent and the Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, and has all requisite power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby. Each of the Parent and the Purchaser is duly qualified to transact business as a foreign corporation in each state in which the nature of the business conducted by it or its ownership or leasing of property make such qualification necessary.

     4.2 AUTHORITY AND NO CONFLICT. Each of the Parent and the Purchaser has the corporate full power and authority to execute, deliver and carry out its obligations under this Agreement and all documents and agreements necessary to give effect to the provisions of this Agreement. This Agreement has been duly authorized, executed and delivered by each of the Parent and the Purchaser, and the execution of this Agreement and the consummation of the transactions contemplated hereby will not result in any conflict, breach or violation of, or default under, any statute, judgment, order, decree, mortgage, agreement, deed of trust, indenture or other instrument to which the Parent or the Purchaser is a party or by which either of them or their properties is bound. All action and other authorizations prerequisite to the execution of this Agreement and the consummation of the trans actions contemplated by this Agreement have been taken or prior to the Closing Date will have been obtained by the Parent and the Purchaser. This is a valid and binding agreement of the Parent and the Purchaser enforceable against each of them, respectively, in accordance with its terms.

     4.3 DEFAULTS, CONSENTS, ETC. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not result in a material violation by the Parent or the Purchaser of, or constitute a default by the Parent or the Purchaser under, any material contractual obligation of the Parent or the Purchaser or any legal requirement applicable to the Parent or the Purchaser. No approval, consent, authorization or other order of, and no declaration, filing, registration, qualification or recording with, any governmental authority or any other person, including, without limitation, any party to any contractual obligation of the Parent or the Purchaser, is required to be made by or on behalf of the Parent or the Purchaser for the execution, delivery or performance of this Agreement by the Parent and the Purchaser except for those contemplated hereby or which have been or will be obtained or for which waivers will be obtained prior to the Closing.

     4.4 NO BROKER. Except as disclosed in writing by the Parent to the Purchaser, the Parent and the Purchaser represent and warrant that neither of them has dealt with any broker or finder in connection with any of the transactions contemplated by this Agreement and, insofar as they know, except as disclosed by the Parent to the Purchaser no broker or other person is entitled to any commission or finder's fee in connection with any of such transactions.

     4.5  CAPITALIZATION.

         (a) The authorized capital stock of the Parent consists of 1,777,348 shares of A Preferred Stock, $.001 par value, of which 1,777,348 shares are outstanding; 748,152 shares of B Preferred Stock, $.001 par value, of which 748,152 shares are outstanding; 368,990 shares of C Preferred Stock, $.001 par value, of which 368,990 are outstanding; 4,000,000 shares of Common Stock, of which 779,977 shares are outstanding and 3,252,816 shares are reserved for issuance.

         (b) All outstanding shares of capital stock are, and the Shares to be issued pursuant to this Agreement, when issued in accordance with the terms of this Agreement will be, duly authorized, validly issued, fully paid and nonassessable and free of any preemptive or similar rights in respect thereto.

     4.6 FINANCIAL STATEMENTS. Parent has provided to Seller the following financial statements (collectively the "FINANCIAL STATEMENTS"): (a) Audited financial statements of Parent as of and for the period from February 12, 1998 (date operations began) to December 31, 1998; (b) audited financial statements for the Parent and consolidated companies for the twelve (12) months ended December 31, 1999. The Financial Statements fairly present in all material respects the financial condition and results of operations, changes in stockholders's equity, and cash flow of Parent at the respective dates of and for the periods referred to in such Financial Statements, all in accordance with GAAP. The Financial Statements reflect the consistent application of accounting principles throughout the periods involved, except as disclosed in the notes to such Financial Statements.

     4.7 NO MISLEADING STATEMENTS. Parent has provided Seller with a draft of its Registration Statement on Form S-1. The Registration Statement is not an offering document; the securities sold pursuant to this Agreement were not registered thereunder and it is provided only for the information of the Seller. Although the information contained therein is subject to change prior to filing with the Securities and Exchange Commission and prior to its effectiveness, the draft of the Registration Statement provided to the Seller, as of the date hereof does not, and the Registration Statement as of the time of its effectiveness and as of the Closing Date will not, include any untrue statement of a material fact or omit to state any material fact necessary to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading.

5.  OBLIGATIONS BEFORE AND AFTER CLOSING.

     5.1 From and after the date hereof, the Seller, Purchaser and the Parent agree that:

          (a) ACCESS TO PREMISES AND INFORMATION. The Purchaser, the Parent and their counsel, accountants, and other representatives will have reasonable access during normal business hours to the Business and to all properties, books, accounts and records, contracts and documents of or relating to the business of the Business, PROVIDED THAT such access shall not interfere with the operation of the Business. The Seller will furnish or cause to be furnished to the Purchaser, the Parent and their representatives all data and information within the Seller's possession or control concerning the business, finances, and properties of the Seller and the Business that may reasonably be requested.

          (b) CONDUCT OF BUSINESS IN ORDINARY COURSE. The Seller will conduct the Business diligently, in the ordinary course and in substantially the same manner as such business has previously been conducted, and will not make or institute any unusual or novel purchase, sale, lease, management, accounting policy or operation that will vary materially from those methods used by it during the 12-month period ending on the date of this Agreement. Without limiting the foregoing, from the date hereof until the Closing Date, as it relates to the Business and its operation, the Seller will (i) not increase any compensation payable to any Employees or consultants of the Business (except in the ordinary course of business); (ii) not enter into, amend or terminate any material contract, agreement, permit or lease without the prior written consent of the Purchaser; (iii) not enter into any commitment to borrow money, mortgage, pledge, or subject to lien, charge or encumbrance any of the Assets except in the ordinary course of business or as contemplated hereunder; (iv) not sell or transfer any of the assets or technology comprising the Business or cancel any claim applicable to the Business except in the ordinary course of conduct of the Business or as contemplated hereunder;

(v) keep in full force and effect all insurance relating to the Business, comparable in amount and scope of coverage to that now maintained; (vi) perform all material obligations under Licenses, the Seller Contracts and other documents relating to or affecting the Business, all in the same manner as heretofore performed; (vii) use commercially reasonable efforts to maintain and preserve the Business, the good will and relationships with the Employees, Suppliers, professional staff and others having a business relationship with the Business, and maintain all Licenses requisite to the conduct of the Business as now conducted; and (viii) maintain in working condition all equipment, and other personal property, reasonable wear and tear excepted.

         (c)  SECURITIES FILINGS, RULE 144(c) COMPLIANCE.

              (i) At the Closing Parent will provide Seller with a copy of the final Prospectus included in its Registration Statement.

              (ii) With a view to making available to the Seller the benefits of certain rules and regulations of the Securities and Exchange Commission which may permit the sale of the Shares to the public without registration, after such time as a public market exists for the Common Stock of the Parent, the Parent agrees to use its best efforts to:

                    i. Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act of 1933 (the "Securities Act"), at all times after the date that the Parent becomes subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

                    ii. Use its best efforts to file with the Securities and Exchange Commission in a timely manner all reports and other documents required of the Parent under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements); and

                    iii. So long as Seller owns any of the Shares, furnish to
                         the Seller forthwith upon request a written statement by the Parent as to its compliance with the reporting requirements of Rule 144, and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Parent filed with the Securities and Exchange Commission, and such other reports and documents of the Parent and other information in the possession of or reasonably obtainable by the Parent as Seller may reasonably request in availing itself of any rule or regulation of the Securities and Exchange Commission allowing Seller to sell any such securities without registration.

         (d) REPRESENTATIONS AND WARRANTIES TRUE AT CLOSING; DELIVERY OF DISCLOSURE STATEMENT; UPDATING OF DISCLOSURE STATEMENT. All representations and warranties of the Seller, Purchaser and Parent set forth in this Agreement will also be true and correct as of the Closing Date as if made on that date in all material respects (without giving effect to materiality thresholds in such representations and warranties). The Seller, Purchaser and Parent undertake to deliver the Disclosure Statement within 10 days hereof. To the extent any matter contained therein is not acceptable to Purchaser or Seller, Purchaser or Seller may terminate this Agreement without liability of any person hereunder. Purchaser, Parent and Seller shall indicate their acceptance of such Schedules by initialing such Disclosure Statement. After the initial delivery of the Disclosure Statement, the Seller, Purchaser and Parent undertake to revise and update the Disclosure Statement hereto as may be necessary from the date hereof until the Closing Date. No such Disclosure Statement provided and revisions made to such Disclosure Statement pursuant to this Section shall be deemed to be accepted by the Seller or Purchaser, nor cure any breach of any representation or warranty made in this Agreement unless the Purchaser specifically agrees thereto in writing or by initialing such Disclosure Statement, nor shall any such Disclosure Statement or revision thereto be considered to constitute or give rise to a waiver by the Purchaser of any condition set forth in this Agreement.

         (e) FURTHER AUTHORIZATION. The Seller will take, or cause to be taken, all such further actions as may be necessary or appropriate to authorize the execution, delivery and performance of this Agreement by it.

         (f) NO SHOPPING. From the date of this Agreement until the termination hereof, neither the Seller nor any of its agents or representatives shall provide information to, solicit any indications of interest from, or negotiate with, any third party with respect to any possible sale of stock or assets, merger or other business combination or similar transaction involving the Business until the termination of this Agreement in accordance with the terms hereof.

         (g) PURCHASER'S AND PARENT'S NONCOMPETITION; NONSOLICITATION. The Purchaser and Parent agree that they will not build, invest in, assist in the development of, own, operate or have any management role in another healthcare facility or business that competes with Seller in the procurement of tissues in Alabama for preservation and implantation within five years of the Closing Date without the prior consent of the Seller, PROVIDED, HOWEVER, that the Purchaser and the Parent may, in the aggregate, purchase or otherwise acquire up to (but not more than) five percent (5%) of any class of securities of any enterprise if such securities are listed on any national or regional securities exchange or have been registered under Section 12(g) of the Securities Exchange Act of 1934. In addition, the Purchaser and Parent agree that, except as otherwise provided in this Agreement, they will not (i) solicit for employment any employee of the Seller or of UAB or any of their affiliates, or (ii) interfere with, disrupt or attempt to disrupt the relationship between Seller, UAB or any of their affiliates and any of their respective lessors, lessees, licensors, customers or suppliers. If any court of competent jurisdiction determines that any of the restrictive covenants set forth in this Section 5.1(g), or any part of such covenants, is unenforceable because of the duration of such provision or the area covered thereby, such court shall have the power to reduce the duration or area of such provision and, in its reduced form, such provision shall then be enforceable and shall be enforced.

         (h) SELLER'S NONCOMPETITION; NONSOLICITATION. The Seller agrees that the Seller will not build, invest in, assist in the development of, or have any management role in another healthcare facility that competes with the Parent in processing and distributing heart valves, veins and in cryopreservation of those tissues within five (5) years of the Closing Date without the prior written consent of the Parent. In addition, the Seller agrees that it will not (i) solicit for employment any employee of the Parent or the Purchaser or any of their affiliates, or (ii) interfere with, disrupt or attempt to disrupt the relationship between the licensors, licensees, customers or suppliers. If any court determines that any of the restrictive covenants set forth in this
Section 5.1(g), or any part of such covenants, is unenforceable because of the duration of such provision or the area covered thereby, such court shall have the power to reduce the duration or area of such provision and, in its reduced form, such provision shall then be enforceable and shall be enforced, PROVIDED, HOWEVER, that Seller may purchase or otherwise acquire up to (but not more than) five percent (5%) of any class of securities of any enterprise if such securities are listed on any national or regional securities exchange or have been registered under Section 12(g) of the Securities Exchange Act of 1934.

         (i) SELLER'S COOPERATION: LICENSES AND APPROVALS. Seller shall cooperate with Purchaser in obtaining all necessary licenses and approvals to operate the Business of Seller, including succeeding to the "grandfathering" of exceptions from FDA registration and regulations.

     5.2  The Seller and the Purchaser agree that:

         (a) CONSENTS. The Seller and the Purchaser, as promptly as practicable, (i) will make, or cause to be made, all filings and submissions under laws, rules and regulations applicable to it, or to its subsidiaries and affiliates, as may be required for any party hereto to consummate the transactions contemplated hereby; (ii) will use their reasonable efforts to obtain, or cause to be obtained, all authorizations, approvals, consents and waivers from all persons and Governmental Entities necessary to be obtained by it, or any subsidiaries or affiliates, in order for it so to consummate such transactions; and (iii) will use reasonable efforts to take, or cause to be taken, all other actions necessary, proper or advisable in order to fulfill their obligations hereunder. In particular, the Purchaser shall seek and use its reasonable best efforts to obtain all consents necessary (i) from all governmental entities, and (ii) to any assignment to the Purchaser of Assumed Contracts, leases or Licenses necessary to operate the Business. The Seller and the Purchaser will coordinate and cooperate with one another in exchanging information and supplying such reasonable assistance as may be reasonably requested by each in connection with the foregoing.

         (b) PUBLIC ANNOUNCEMENTS. Until the Closing of the transaction contemplated hereby, unless and to the extent required by law, each party hereto will agree in advance prior to the issuance by either of any press release or the making of any public statement made on behalf of such party with respect to this Agreement and the transactions contemplated hereby and shall not issue any such press release or make any such public statement made on behalf of such party without the agreement of the other party, provided Parent will describe the transaction contemplated hereby and the operations of Seller in its Registration Statement on Form S-1 relating to its Initial Public Offering and file this Agreement as an exhibit. In the event that either party is required to issue a press release or make a public statement by law, it will use its reasonable efforts to notify the other party of the contents thereof in advance of the issuance or making thereof.

         (c) CONFIDENTIALITY OBLIGATIONS OF THE PARTIES. The confidentiality obligations of the parties from the time of the execution of this Agreement are contained in EXHIBIT A.

     5.3  The Purchaser and the Parent agree that:

         (a) REPRESENTATIONS AND WARRANTIES TRUE AT CLOSING. All representations and warranties of the Purchaser and the Parent set forth in this Agreement will also be true and correct in all material respects (without giving effect to materiality thresholds in such representations and warranties) as of the Closing Date as if made on that date.

         (b) FURTHER AUTHORIZATION. The Purchaser and the Parent will take, or cause to be taken, such further actions as may be necessary or appropriate to authorize the execution, delivery and performance of this Agreement by them.

         (c) BULK SALES LAW. The Purchaser hereby waives compliance by the Seller with all applicable bulk sales laws; PROVIDED, HOWEVER, that this waiver shall not relieve the Seller of its indemnification obligations to the Parent and the Purchaser pursuant to Section 11.2 hereof as a result of the Seller's non-compliance with any applicable bulk sales or similar laws.

         (d) NEW FACILITY. The Purchaser will grant the right to the Seller and the University of Alabama to present a proposal to Purchaser for the use of, and for joint development for a new facility for the Business in close proximity to the University of Alabama campus at such time as such new facility is considered.

6.  CONDITIONS PRECEDENT TO THE PERFORMANCE OF THE PARENT AND THE PURCHASER.

     The obligations of the Parent and the Purchaser under this Agreement are subject to the satisfaction, at or before the Closing, of all the conditions set out below. The Parent and the Purchaser may waive any or all of these conditions in whole or in part without prior notice; PROVIDED, HOWEVER, that no such waiver of a condition shall constitute a waiver by the Parent or the Purchaser of any of their other rights or remedies, at law or in equity, if the Seller is in default of any of the representations, warranties, or covenants contained in this Agreement, except to the extent that such defaults are expressly waived.

     6.1 ACCURACY OF REPRESENTATIONS AND WARRANTIES. All representations and warranties by the Seller in this Agreement or in any agreement or in any written statement that is delivered to the Parent or the Purchaser pursuant to this Agreement will be true and correct in all material respects on and as of the Closing Date as though made on that date.

     6.2 PERFORMANCE. The Seller will have performed, satisfied, and complied with all covenants, agreements, and conditions required by this Agreement to be performed or complied with by it on or before the Closing Date.

     6.3 NO MATERIAL ADVERSE CHANGE. There shall have been no material adverse change in the Assets, tangible property, condition, results of operations or prospects of the Business since the date of this Agreement.

     6.4 CERTIFICATION BY THE SELLER. The Parent and the Purchaser will have received certificates, dated the Closing Date, signed by the Chairman of the Board of the Seller, on behalf of the Seller, certifying, in such detail as the Parent and the Purchaser and their counsel may reasonably request, that the conditions specified in Sections 6.1, 6.2 and 6.3 hereof have been fulfilled in all respects, including, but not limited to, certified copies of all documentation of the Seller pertaining to authorization of the execution, delivery and performance of this Agreement.

     6.5 ABSENCE OF LITIGATION. No action, suit, or proceeding before any court or any Governmental Entity, pertaining to the transactions contemplated by this Agreement or to their consummation, will have been instituted or threatened on or before the Closing Date.

     6.6 LEGAL PROHIBITION. On the Closing Date, no injunction or order shall be in effect prohibiting consummation of the transactions contemplated hereby or which would make the consummation of such transactions unlawful and no action or proceeding shall have been instituted and remain pending before a Governmental Entity to restrain or prohibit the transactions contem plated by this Agreement and no adverse decision shall have been made by any such Governmental Entity which could materially and adversely affect the Business. No federal, state or local statute, rule or regulation shall have been enacted the effect of which would be to prohibit, restrict, impair or delay the consummation of the transactions contemplated hereby or restrict or impair the ability of the Purchaser to own or conduct the business of the Business.

     6.7 CONSENTS, APPROVALS, PERMITS, LICENSES, ETC. All material authorizations, consents, waivers, approvals, orders, registrations, qualifications, designations, declarations, filings or other action required with or from any Governmental Entity (including without limitation receipt of licenses to own and operate the Business as currently conducted) or third party (including without limitation all parties to each of the Assumed Contracts) and all other requirements of law in connection with the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby shall have been duly obtained and shall be reasonably satisfactory to the Parent and the Purchaser and their counsel. No such consent or approval (a) shall be conditioned on the modification, cancellation or termination of any Assumed Contract, or (b) shall impose on the Parent or the Purchaser any material condition or provision or requirement with respect to the Business or their operation that is more restrictive than or different from the conditions imposed upon such operation prior to Closing, unless the Parent and the Purchaser give their prior written approval.

     6.8 MANAGEMENT SERVICES AGREEMENT. The Purchaser and Seller shall have entered into a Management Services Agreement substantially in the form attached hereto as EXHIBIT B.

     6.9  [Omitted.]

     6.10 LEASE OF CURRENT FACILITY. University of Alabama at Birmingham ("UAB") shall enter into a lease of the current facility with Purchaser upon substantially the terms of the existing lease to Alabama Tissue Center.

     6.11 CONSULTING AGREEMENTS. The Purchaser shall have entered into two mutually agreed- upon Consulting Agreements with the Seller for the services of Arnold G. Diethelm, M.D. and Sandra

J. Phillips. UAB and the Seller shall have entered into a mutually agreed upon Consulting Agreement for the services of Anthony Thompson, Ph.D.

     6.12 CLOSING MATTERS. All proceedings to be taken by the Seller in connection with the consummation of the transactions contemplated hereby and all certificates, opinions, instruments and other documents required to effect the transactions contemplated hereby shall be reasonably satisfactory in form and substance to the Parent and the Purchaser and their counsel.

     6.13 SUPPLEMENTAL DISCLOSURE. If the Seller shall have delivered, supplemented or amended any Schedule pursuant to its obligations set forth in
Section 5.1(c) hereof, the Parent and Purchaser shall not have determined to terminate the Agreement as a result of information provided to the Parent and the Purchaser in connection with any or all of such amendments or supplements.

     6.14 RISK OF LOSS. The risk of loss or damage to any of the Assets shall remain with the Seller until the Closing and the Seller shall maintain its insurance policies covering the Assets through the Closing. All insurance proceeds attributable to the damage, destruction, or casualty loss of any of the Assets prior to the Closing Date shall be assigned by the Seller to the Purchaser at the Closing.

     6.15 INITIAL PUBLIC OFFERING. The Parent shall have completed an initial public offering of its Common Stock resulting in gross proceeds of not less than $50,000,000.

     6.16 REGISTRATION RIGHTS AGREEMENT. The Parent and the Seller shall have entered into a Registration Rights Agreement substantially in the form attached as EXHIBIT C.

     6.17 LICENSE AGREEMENT. Seller and the Purchaser shall have entered into a mutually agreed upon royalty-free License Agreement with respect to access to software currently used by Seller for inventory management and donor tissue tracking which grants Purchaser the right to make all changes thereto as it determines in its sole discretion at Purchaser's sole cost and expense.

7.  CONDITIONS PRECEDENT TO THE SELLER'S PERFORMANCE.

     The obligations of the Seller under this Agreement are subject to the satisfaction, at or before the Closing, of all the following conditions. The Seller may waive any or all of these conditions in whole of in part without prior notice; PROVIDED, HOWEVER, that no such waiver of a condition shall constitute a waiver of any of the Seller's other rights or remedies, at law or in equity, if the Parent or the Purchaser is in default of any of the representations, warranties or covenants contained in this Agreement, except to the extent that such defaults are expressly waived.

     7.1 ACCURACY OF REPRESENTATIONS AND WARRANTIES OF THE PARENT AND THE PURCHASER. All representations and warranties by the Parent and the Purchaser contained in this Agreement or in any written statement delivered by the Parent and the Purchaser under this Agreement will be true in all material respects on and as of the Closing Date as though such representations and warranties were made on and as of that date.

     7.2 PERFORMANCE; AUTHORIZATION. The Parent and the Purchaser will have performed, satisfied and complied with all covenants, agreements and conditions required by this Agreement to be performed or complied with by it on or before the Closing Date.

     7.3 MATERIAL ADVERSE CHANGE. The Parent shall have conducted its business in the ordinary course since the date of this letter, and no material adverse changes in the operations, condition of the real or personal property or financial condition or prospects of the Parent between the date of this agreement and the Closing Date shall have occurred.

     7.4 CERTIFICATES. The Seller will have received certificates, dated the Closing Date, signed by the president or vice president and secretary or assistant secretary of the Parent and the Purchaser certifying, in such detail as the Seller may reasonably request, that the conditions specified in Sections 7.1, 7.2 and 7.3 hereof have been fulfilled in all material respects.

     7.5 ABSENCE OF LITIGATION. No action, suit, or proceeding before any court or any governmental body or authority pertaining to the transactions contemplated by this Agreement or to their consummation, will have been instituted or threatened on or before the Closing Date.

     7.6 CONSENTS. All agreements, consents, regulatory approvals and compliance with other applicable provisions of law, necessary to permit the consummation by the Seller, the Parent and the Purchaser of the transactions contemplated by this Agreement, shall have been obtained by the Seller, the Parent and the Purchaser, respectively, and delivered to the Seller, the Parent and the Purchaser, respectively, and no Governmental Entity having jurisdiction over the transactions contemplated hereby shall have taken any action to enjoin or prevent the consummation of such transactions. As to any Assumed Contract the assignment of which by its terms requires prior consent of the parties thereto, if such consent is not obtained prior to or on the Closing Date and the Purchaser has agreed in writing to waive the provisions of Section 6.8 with respect to such consent, the Seller shall deliver to the Parent and the Purchaser written documentation setting forth arrangements for the transfer of the economic benefit of such Assumed Contracts to the Parent and the Purchaser as of the Closing Date under terms and conditions acceptable to all the parties hereto.

     7.7 MANAGEMENT SERVICES AGREEMENT. The Purchaser and the Seller shall have entered into a Management Services Agreement substantially in the form attached hereto as EXHIBIT B.

     7.8  [Omitted.]

     7.9 CONSULTING AGREEMENTS. The Purchaser shall have entered into mutually agreed upon Consulting Agreements with the Seller for the services of Arnold G. Diethelm, M.D. and Sandra J. Phillips. UAB and the Seller shall have entered into a mutually agreed upon Consulting Agreement for the services of Tony Thompson, Ph.D.

     7.10 OPINION OF PARENT AND PURCHASER'S COUNSEL. The Seller shall have received from counsel to the Parent and the Purchaser's counsel, an opinion, dated the Closing Date, in form and substance reasonably satisfactory to the Seller regarding existence and good standing of Parent and Purchaser and the due and valid authorization and issuance of the shares of Common Stock of Parent to be issued to Seller.

     7.11 CLOSING MATTERS. All proceedings to be taken by the Purchaser and the Parent in connection with the consummation of the transactions contemplated hereby and all certificates, opinions, instruments and other documents required to effect the transactions contemplated hereby shall be reasonably satisfactory in form and substance to the Seller and its counsel.

     7.12 INITIAL PUBLIC OFFERING. The Parent shall have completed an initial public offering of its Common Stock resulting in gross proceeds of not less than $50,000,000.

     7.13 LISTING. The Shares will be listed for trading on the NASDAQ National Market.

     7.14 REGISTRATION RIGHTS AGREEMENT. The Parent and the Seller shall have entered into a Registration Rights Agreement, substantially in the form attached hereto as EXHIBIT C.

     7.15 DELIVERY OF SHARES. The Purchaser and the Parent shall have delivered to the Seller one or more stock certificates evidencing the Shares, which stock certificates shall be appropriately completed to reflect the issuance to Seller of the number of shares of Common Stock contemplated by Section 2.1 hereof.

8.  JOINT COVENANTS.

     8.1 POST-CLOSING ACCESS TO INFORMATION. The Seller and the Purchaser acknowledge that subsequent to Closing, each party may need access to information or documents in the control or possession of the other party (or their affiliates) for the purposes of concluding the transactions set forth herein, audits, compliance with governmental requirements and regulations, and the prosecution or defense of third-party claims. Accordingly, the Seller and the Purchaser agree that for a period of five (5) years after Closing each will, at the expense of the requesting party and upon written request, make available during normal business hours to the other's agents, independent auditors and/or governmental agencies such documents and information as may be available relating to the Business for periods prior and subsequent to Closing to the extent necessary to facilitate concluding the transactions set forth herein, audits, compliance with governmental requirements and regulations and the prosecution or defense of claims.

     8.2 ALLOCATION OF PURCHASE PRICE. The Purchase Price shall be allocated in its entirety among the Assets and the non-competition provisions of
Section 5.1(f) hereof in accordance with Section 8.2 of the Disclosure Statement hereto and as required by Section 1060 of the Code and Treasury Regulations promulgated thereunder. The Seller, the Parent and the Purchaser shall file all required information and tax returns (and any amendments thereto) in a manner consistent with this Section 8.2 and comply with the applicable information reporting requirements of Section 1060 of the Code and Treasury Regulations promulgated thereunder. If, contrary to the intent of the parties hereto as expressed in this Section 8.2, any taxing authority makes or proposes an allocation different from that contained in this Section 8.2, the Seller and the Purchaser shall cooperate with each other in good faith to contest such taxing authority's allocation (or proposed allocation), PROVIDED, HOWEVER, that, after consultation with the party adversely affected by such allocation (or proposed allocation), another party hereto may file such protective claims or returns as may reasonably be required to protect its interests.

     8.3 COMPLIANCE WITH LAW. The Purchaser and the Parent covenant and agree that they shall operate the Business in compliance with all applicable Federal, state and local laws and regulations (including, but not limited to, those certain sections of the Code of Alabama governing the acquisition and transportation of donor organs, bones and tissues, and any subsequent amendments or successors thereto). The Purchaser and the Parent further acknowledge and agree that, in the operation of the Business, they will strictly adhere to and follow the established quality assurance standards of proficiency and fitness and measures and procedures as established by the Chairman of the Department of Surgery of the School of Medicine at the University of Alabama at Birmingham (the "UAB SCHOOL OF MEDICINE") pursuant to section 22-19-122 of the Code of Alabama, and any subsequent amendments or successors thereto.

     8.4 ACCOUNTS RECEIVABLE. The Purchaser and the Parent covenant and agree that in the event they receive payment on any of the accounts receivable of the Seller or any correspondence related thereto, they shall immediately forward such payment or correspondence directly to the Seller at the address provided in
Section 16 hereof.

     8.5 MEDICAL ADVISORY BOARD AND MEDICAL DIRECTOR. The Purchaser and Parent covenant and agree as follows: (i) that they shall cause Purchaser to maintain at all times a Medical Scientific Advisory Board (the "MSAB"); (ii)that Anthony Thompson, Ph.D., an employee of UAB, shall be offered the position of Director of the MSAB, and that in such position he will report to the Medical Director of Purchaser;(iii) that Purchaser and Parent shall cause a Managing Director of Purchaser to be appointed, who shall report to the President of the Purchaser and initially the Managing Director shall be Louis Barnes. In the event of any proposed change in the Medical Director, Purchaser shall notify the Chairman of the Department of Surgery at UAB School of Medicine. The Chairman will recommend the person for such appointment, which shall be approved by the President and CEO of the Purchaser in his sole discretion. In the event such person is not approved, the Chairman shall recommend another person for such appointment subject to such approval.

     8.6  ALABAMA DISTRIBUTION; PRICING.

         (a) The Purchaser and Parent hereby covenant and agree that Parent shall, or shall cause Purchaser, to provide bone, soft tissue and heart valves to Seller and The University of Alabama Hospital ("UNIVERSITY HOSPITAL") on a preferred basis, with precedence over all other clients, up to the volume of such tissue which has been recovered by ATC in Alabama.

         (b) They further covenant and agree that for a period of twelve months after the Closing Date University Hospital and Seller shall be sold such products at a price [*****] and thereafter until December 31, 2004 at a price [*****].

         (c) The parties hereto further covenant and agree that Seller shall have the option to have the right of Purchaser and Parent to recover, process and distribute allograft tissue, including the transfer of the right to process heart valves, [*****]

[*****] in place at the time of Closing in areas where tissue is currently distributed by Seller. If Seller desires to exercise this option, Seller shall give written notice to Purchaser or Parent setting forth the complaints and in the event that Purchaser or Parent fails to return the levels within ninety (90) days, Seller may without further notice terminate the aforesaid rights. In the event Seller so chooses, then Seller shall forthwith return to Purchaser or Parent the amounts paid to Seller pursuant to Section 2.1 hereof, whether in cash or in stock of Parent. In the event Seller has by that time disposed of the Parent's stock, it shall reimburse Parent the amount of the proceeds Seller received from the disposition of the said stock.

9.  CERTAIN ACTIONS AFTER THE CLOSING.

     9.1 THE PURCHASER TO ACT AS AGENT FOR THE SELLER. This Agreement shall not constitute an agreement to assign any contract right included among the Assets if any attempted assignment of the same without the consent of the other party thereto would constitute a breach thereof or in any way adversely affect the rights of the Seller thereunder. If such consent is not obtained or if any attempted assignment would be ineffective or would adversely affect the Seller's rights thereunder so that the Purchaser would not in fact receive all such rights, then the Purchaser shall act as the agent for the Seller in order to obtain for the Purchaser the benefits thereunder and Purchaser and Parent, jointly and severally, shall indemnify Seller for the obligations under such contract. Nothing herein shall be deemed to make the Purchaser the Seller's agent in respect of the Excluded Assets.

     9.2 SUBROGATION OF THE PURCHASER. In the event the Purchaser shall become liable for or suffer any damage with respect to any matter which was covered by insurance maintained by the Seller on or prior to the Closing Date, the Seller agrees that the Purchaser shall be and hereby is, to the extent permitted under such policies and to the extent consistent with Section 11 hereof, subrogated to any rights of the Seller under such insurance coverage, and, in addition, the Seller agrees to promptly remit to the Purchaser any insurance proceeds which they may receive on account of any such liability or damage.

     9.3 PAYMENT OF LIABILITIES. Following the Closing Date each of the Purchaser and the Seller agrees to discharge in accordance with their terms the Assumed Liabilities and the Excluded Liabilities, respectively.

     9.4 RESEARCH. Purchaser and Seller agree that they shall cooperate in research and development efforts for the Business with funding for and ownership of such research to be considered on a case-by-case basis.

     9.5 SUBSEQUENT LIABILITY. If, subsequent to the Closing Date, any liability for Taxes is imposed on the Purchaser with respect to the Assets or the Business in connection with any period prior to and through the Closing
Date which has not otherwise been assumed by the Purchaser pursuant to this Agreement, then the Seller shall indemnify and hold the Purchaser harmless, from and against, and shall pay, the full amount of such Tax liability, including any interest, additions to tax and penalties thereon, together with interest on such additions to tax or penalties (as well as reasonable attorneys' or other fees and disbursements of the Purchaser incurred in determination thereof or in connection therewith), or the Seller shall, at its sole expense and in its reasonable discretion, either settle any Tax claim that may be the subject of indemnification under this
Section 9.5 at such time and on such terms as they shall deem appropriate or assume the entire defense thereof, PROVIDED, HOWEVER, that the Seller shall not in any event take any position in such settlement or defense that subjects the Purchaser to any civil fraud or any civil or criminal penalty. Notwithstanding the foregoing, the Seller shall not consent, without the prior written consent of the Purchaser, which prior written consent shall not be unreasonably withheld, to any change in the treatment of any item which would, in any manner whatsoever, affect the tax liability of the Purchaser for a period subsequent to the Closing Date.

10. THE CLOSING. Assuming the satisfaction or the waiver of satisfaction of the conditions contained herein, the Closing will take place at the offices of Bradley Arent Rose & White LLP, 2001 Park Place, Suite 1400, Birmingham, Alabama, within ten (10) business days of the date on which all conditions specified in Sections 6 and 7 hereof have been satisfied or waived or at such other time and place as the parties hereto may mutually agree but in no event later than 120 days from the date hereof subject to extension at the option of the Purchaser for a period not exceeding sixty (60) days, in the event all required regulatory approvals have not been received by such date through no fault of the Purchaser despite reasonable efforts. This date is the "Closing Date." If the Closing has not occurred within the above time period, this Agreement shall terminate.

11.  SURVIVAL OF REPRESENTATIONS; INDEMNIFICATION.

     11.1 SURVIVAL OF REPRESENTATIONS, ETC. All representations and warranties contained in this Agreement shall survive the Closing and shall remain in full force and effect until the expiration of three years from the Closing Date, and, thereafter, in any case, to the extent a claim is made prior to such expiration with respect to any breach of such representation or warranty until such claim is finally determined or settled; PROVIDED, HOWEVER, that the representations and warranties of the Seller contained in Sections 3.8, 3.10, 3.16 and 3.23 hereof, and the representations and warranties of the Parent and the Purchaser contained in Section 4.4 and 4.5 hereof, shall remain in full force and effect until the expiration of the applicable statute of limitations.

     11.2 INDEMNIFICATION BY THE SELLER. The Seller shall defend and indemnify the Parent and the Purchaser and hold the Parent and the Purchaser wholly harmless from and against any and all losses, liabilities, damages, costs (including, without limitation, court costs and costs of appeal) and expenses (including, without limitation, reasonable attorneys' fees) that the Parent and the Purchaser incur as a result of, or with respect to:

             (i) any inaccuracy in or breach of any representation or warranty of the Seller contained in this Agreement to the extent the Parent and/or the Purchaser suffer damage by reason of such breach;

             (ii) except as expressly assumed by the Purchaser under this Agreement, any claim or cause of action against or liability or obligation (actual or alleged), of any nature whatsoever of the Seller arising out of or relating to the use or operation of the Business or any other business of the Seller prior to the Closing Date, or any act or omission of the Seller, or any of its agents, employees, or officers, occurring prior to the Closing Date, including, without limitation, any claim or cause of action arising out of or relating to any act of negligence occurring prior to or on the Closing Date.

     11.3  INDEMNIFICATION BY THE PURCHASER.

         (a) The Purchaser and Parent shall jointly and severally defend and indemnify the Seller and hold the Seller wholly harmless from and against any and all losses, liabilities, damages, costs (including, without limitation, court costs and cost of appeal) and expenses (including, without limitation, reasonable attorneys' fees and expenses) that the Seller incurs as a result of, or with respect to or arising from:

             (i) any inaccuracy in or breach of any representation, warranty, covenant or agreement of the Parent or the Purchaser contained in this Agreement to the extent the Seller suffers damage by reason of such breach;

             (ii) any claim, cause of action, liability or obligation (actual or alleged), of any nature whatsoever of the Parent or the Purchaser arising out of or relating to any act or omission of the Parent or the Purchaser, or any of their agents, employees, or officers, occurring on or after the Closing Date, including, without limitation, any claim or cause of action arising out of or relating to any act of negligence, occurring after the Closing Date.

         (b) The Purchaser and Parent, jointly and severally, shall defend and indemnify the Seller and UAB and hold them wholly harmless from and against any and all losses, liabilities, damages, costs (including, without limitation, court costs and cost of appeal) and expenses (including, without limitation, reasonable attorneys' fees and expenses ) that the Seller or UAB incur as a result of, or with respect to or arising from the acts or omissions of any employee of Seller or UAB performing services under a consulting or similar agreement with Purchaser or Parent or acting as Medical Director or Director of the MSAB of Purchaser or Parent.

     11.4 PROCEDURE FOR INDEMNIFICATION. The following procedure shall apply with respect to any claims or proceedings covered by the foregoing agreements to indemnify and hold harmless:

         (a) The party who is seeking indemnification (the "CLAIMANT") shall give written notice to the party from whom indemnification is sought (the "INDEMNITOR") promptly after the Claimant learns of the claim or proceeding but (with respect to breaches of representations and warranties only) not later than the period after the Closing Date (if any) specified in Section 11.1 hereof; PROVIDED THAT the failure to give such notice shall not relieve the Indemnitor of its obligations hereunder provided the Claimant uses its best efforts to mitigate damages and except to the extent Indemnitor actually is damaged or prejudiced thereby.

         (b) With respect to any third-party claims or proceedings as to which the Claimant is entitled to indemnification, the Indemnitor shall have the right to select and employ counsel of its own choosing to defend against any such claim or proceeding, to assume control of the defense of such claim or proceeding, and to compromise, settle or otherwise dispose of the same, if the Indemnitor deems it advisable to do so, all at the expense of the Indemnitor; PROVIDED, HOWEVER that the Claimant may employ counsel, of its own choosing, at its sole expense. The parties will fully cooperate in any such action, and shall make available to each other any books or records useful for the defense of any such claim or proceeding. The Claimant may elect to participate in the defense of any such third party claim, and may, at its sole expense, retain separate counsel in connection therewith. Subject to the foregoing the Claimant shall not settle or compromise any such third party claim without the prior consent of the Indemnitor, which consent shall not be unreasonably withheld.

     11.5 LIMITATIONS ON INDEMNIFICATION RIGHTS. Neither Parent, Purchaser nor Seller shall be entitled to be indemnified pursuant to Section 11.2 or 11.3 hereof, respectively, unless and until the aggregate of all losses, liabilities, damages, costs and other expenses (collectively, "DAMAGES") of Parent and Purchaser or Seller, as the case may be, shall exceed Twenty-Five Thousand and No/100 Dollars ($25,000.00) (the "THRESHOLD"), and upon exceeding such amount Parent and Purchaser shall be entitled to be indemnified for all Damages on a dollar for dollar basis. Indemnification shall be due only to the extent of the loss or damage actually suffered (I.E., reduced by any offsetting or related asset or service received and by any recovery from any third party, such as an insurer). Any claim brought under Section 11.2(i) or 11.3(a)(i) shall be brought within the time period set forth with respect to the representation or warranty alleged to have been breached as set forth in Section 11.1 hereto. The amount of indemnfication payable shall in no event exceed the sum of the Closing Consideration plus the amount of Contingent Consideration actually paid; PROVIDED THAT such limit shall not apply to any liabilities arising out of the inventory of Seller acquired by Purchaser hereunder.

12. ENTIRE AGREEMENT; MODIFICATION, WAIVER. This Agreement and its Disclosure Statement and Exhibits constitute the entire agreement between the parties pertaining to the subject matter contained in it and supersedes all prior and contemporaneous agreements, representations, and understandings of the parties. No supplement, modification, or amendment of this Agreement will be binding unless executed in writing by all of the parties. No waiver of any of the provisions of this Agreement will be deemed, or will constitute, a waiver of any other provisions, whether or not similar, nor will any waiver constitute a continuing waiver. No waiver will be binding unless executed in writing by the party making the waiver.

13. KNOWLEDGE. For purposes of this Agreement, the Seller will be deemed to have "knowledge" of a fact if any of the following individuals is actually aware of such fact: Kirby I. Bland, M.D., Christopher Meeks, Sondra Phillips, and Arnold Diethelm, M.D. For purposes of this Agreement, the Parent and the Purchaser will be deemed to have "knowledge" of a fact if any of the following individuals is actually aware of such fact: Jamie Grooms, Richard Allen, Nancy Holland, Russell Donda, Frederick C. Preiss, Charles Randal Mills, T. Sander, Thomas Brewer, James Abraham, and David Fragale.

14. THIRD PARTY BENEFICIARIES. The parties hereto expressly acknowledge and agree that UAB is a third party beneficiary to this Agreement with regard to Sections 5.1(g) and 11.3(b) hereof, and that UAB shall be entitled to directly assert its rights with regard to those Sections against the Purchaser and the Parent in accordance with the terms and conditions of this Agreement.

15. EXPENSES. The parties shall each bear their respective legal, accounting and other expenses in connection with the transactions contemplated hereby whether or not the transaction is consummated.

16. FURTHER ASSURANCES. The parties from time to time will execute and deliver such additional documents and instruments and take such additional actions as may be necessary to carry out the transactions contemplated by the Agreement.

17. SUCCESSORS AND ASSIGNS; ASSIGNMENT. This Agreement will be binding on, and inure to the benefit of, the parties hereto and any and all respective heirs, legal representatives, successors and assigns. After the Closing, the Purchaser may assign all of its rights and obligations hereunder to an affiliate of the Parent.

18. NOTICES.

     All notices, requests, demands and other communications required or permitted to be given or made under this Agreement will be in writing and will be delivered personally or will be sent postage prepaid by United States registered or certified mail, return receipt requested or by overnight courier service as follows:

          (a)  To the Seller:

               University of Alabama Health Services Foundation, P.C. 500 22nd Street South
               Birmingham, Alabama 35233
               Attention: President

               WITH A COPY TO:

               University of Alabama Health Services Foundation, P.C. 500 22nd Street South
               Birmingham, Alabama 35233
               Attention: General Counsel

          (b)  To the Purchaser or Parent at:

               c/o Regeneration Technologies, Inc.
               1 Innovation Drive
               Alachua, Florida 32615
               Tel: 904-418-8888
               Fax: 904-418-0342
               Attention:     Richard Allen
                              Chief Financial Officer

19. GOVERNING LAW. This Agreement will be construed in accordance with, and governed by, the laws of the State of Florida, without reference to its conflicts of laws provisions.

20. GUARANTEE OF PERFORMANCE. Notwithstanding anything in this Agreement to the contrary, the Parent guarantees the performance by the Purchaser of all of its covenants and obligations hereunder.

21. NO OBLIGATION OF UAB. This Agreement is not binding upon, and does not create any obligation for, The University of Alabama at Birmingham.

22. DELAWARE REINCORPORATION. It is acknowledged and agreed that Parent may, prior to the Closing Date, reincorporate in Delaware by merging with and into a newly formed, wholly owned subsidiary, organized under the laws of the State of Delaware. All references to Parent herein shall, upon such merger, be deemed to refer to the Delaware corporation which shall succeed to all rights and obligations of Parent hereunder.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of April 27, 2000.

                           ALABAMA TISSUE CENTER, INC.


                           By:________________________________________
                                        Richard R. Allen
                              Title:    Chief Financial Officer

                           REGENERATION TECHNOLOGIES, INC.


                           By:________________________________________
                                        Richard R. Allen
                              Title:    Chief Financial Officer

                           UNIVERSITY OF ALABAMA HEALTH
                           SERVICES FOUNDATION, P.C.


                           By:_______________________________________
                                         Steven C. Schultz
                              Title:     Executive Vice President

ACCEPTED:


By:_____________________________________
         John J. McMahon
Title:   Chairman, Board of Directors,
         UAB Health System


By:_____________________________________
         Kirby I. Bland, M.D.
Title:   Chairman, Department of Surgery


By:_____________________________________
         David J. Fine, Ph.D.
Title:   Chief Executive Officer,
         UAB Health System

                                                                       EXHIBIT A


                           CONFIDENTIALITY OBLIGATIONS


         Until the Closing Date, each party shall keep all information obtained from any other party either before or after the date of this Agreement confidential, and no party shall reveal such information to, nor produce copies of any written information for, any person outside its management group or its professional advisors without the prior written consent of the other parties, unless such party is compelled to disclose such information by judicial or administrative process or by any other requirements of Law. If the transactions contemplated by this Agreement should fail to close for any reason, each party shall return to the original provider as soon as practicable all originals and copies of written information provided to such party by or on behalf of any other party and none of such information shall be used by any party, or their employees, agents or representatives in the business operations of any party. Notwithstanding the foregoing, each party's obligations hereunder shall not apply to any information or document which is or becomes available to the public other than as a result of a disclosure by such party in violation of this Agreement or other obligation of confidentiality under which such information may be held or becomes available to the party on a non-confidential basis from a source other than such other party or its officers, directors, employees, representatives or agents. The parties' obligations hereunder shall survive the termination of this Agreement.

                                                                   EXHIBIT B


                          MANAGEMENT SERVICES AGREEMENT

     This Management Services Agreement ("Agreement"), effective as of this 15th day of June, 2000 ("Effective Date" is by and among Regeneration Technologies, Inc. ("RTI"), and the University of Alabama Health Services Foundation, P.C., an Alabama not-for-profit corporation ("HSF").

                                  WITNESSETH

     WHEREAS, RTI processes and distributes human donor tissue for use by physicians in surgical implant procedures around the world; and

     WHEREAS, HSF through it's Alabama Organ Center ("AOC") recovers human donor tissue in its territory (Alabama), and AOC will create a separate division for tissue recovery; and

     WHEREAS, AOC desires to provide RTI, and RTI desires to receive from AOC, human donor tissue for use by physicians in surgical implant procedures around the world;

     NOW, THEREFORE, in consideration of the foregoing, the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, RTI and HSF agree as follows:

                               I - DEFINITIONS

     When used in this Agreement, the capitalized terms below shall be defined as:

     1.1 "Tissue" shall mean any human donor tissue including, but not limited to, femur, humerus, fibula, tibia, radius, ulna, hemi-pelvis, fascia, cardiovascular, vascular, pericardium, skin, achilles, patellar or any other tendon or ligament, whether individually, cumulatively, or any part thereof, but excluding human organs recovered by AOC, eyes and ocluar tissue.

     1.2 "Soft Tissue Recovery" shall mean any human donor tissue recovered by AOC without bone, such as: cardiovascular, vascular, fascia, achilles, pericardium, skin and dura, but excluding human organs.

     1.3 " Conventional Tissue Recovery" shall mean heart or any combination of eight (8) of the following: femur, fibula, tibia, humerus, radius, ulna, hemi-pelvis, and associated tissues such as fascia, achilles and patellar tendons and ligaments, plus the associated tissues and pericardium and skin are recovered by AOC, but excluding human organs, eyes and ocular tissue.

     1.4 "Tissue Recovery Operations" mean the operations of AOC Tissue Recovery Division with respect to Soft Tissue Recovery and Conventional Tissue Recovery.

     1.5 "TRAB" means the Tissue Recovery Advisory Board established pursuant to Section 3.3 hereof.

                         II. CERTAIN COVENANTS OF RTI

     2.1 RTI will provide AOC's Tissue Recovery Operations with certain administrative support and management services as set forth in EXHIBIT 2.1 ("Management Services") attached hereto.

     2.2 Each year during which this Agreement is in effect. RTI will fund a budget for AOC's Tissue Recovery Operations (the "Budget"). The said Budget must be mutually agreed upon by AOC and RTI annually. The Budget may be adjusted downward quarterly to reflect the actual quantity of donors recovered, but in no event by more than $[*****] donor. The Budget may be adjusted upward upon review and approval by the TRAB. RTI will directly pay for all Budgeted expenses except payroll, which will be paid by AOC and reimbursed to AOC by RTI through the Budget. By the fifth (5th) day of each month, AOC Tissue Recovery Division will invoice RTI for actual payroll expenditures, including payroll withholdings, in the previous month that are reimbursable under the approved Budget. By the tenth (10th) day of the month, RTI will transfer the invoiced amounts to an account designated by HSF, failure to make any transfer shall be a material breach of this Agreement.

     2.3 RTI covenants that any policies, procedures or requirements of RTI with respect to AOC's Tissue Recovery Operations will conform to the standards established by the Chairman of the Department of the School of Medicine of the University of Alabama School of Medicine ("UASOM") and RTI will obtain approval by such Chairman of such policies, procedures and requirements prior to implementation.

     2.4 RTI covenants that it will cooperate with HSF in meeting its responsibilities under that certain Eye, Organ and Tissue Procurement Public Education Services Agreement dated January 28, 1998, between the Alabama Eye Bank, Inc. and HSF, a copy of which has been provided to RTI.

                            III - TISSUE MATTERS

     3.1 For the term of this Agreement, AOC Tissue Recovery Division shall provide Tissue exclusively to RTI or Alabama Tissue Center, Inc., a subsidiary of RTI ("ATC"), unless otherwise instructed by RTI in writing. In the event AOC provides Tissue to RTI which RTI, at is sole discretion and by written notice to AOC, elects not to receive, AOC may distribute such Tissue to others.

    3.2 The parties acknowledge the importance of having Tissues available for distribution in Alabama, and both parties shall, in good faith, endeavor to meet the implant needs of Alabama. To this end, RTI covenants and agrees that it shall, or shall cause ATC to, provide Tissue (including heart valves) to HSF and to the University of Alabama Hospital on a preferred basis, with precedence over all other clients, up to the volume of such Tissue which has been recovered by AOC Tissue Recovery Division in Alabama.

    3.3 HSF shall establish a division of AOC with respect to its Tissue Recovery Operations. The Tissue Recovery Advisory Board shall be established, which shall consist of three members. One member shall be appointed by HSF (and initially shall be A.G. Diethelm, M.D.); a second member shall be selected by RTI, and a third member shall be mutually selected by the parties hereto. The meeting policies of the TRAB shall provide that all meetings of the TRAB shall be called upon 30 days notice, absent a written waiver of notice by all TRAB members.

     3.4 On a yearly basis, the TRAB shall establish Tissue Recovery Benchmarks for AOC Tissue Recovery Division. AOC Tissue Recovery Division shall use its best reasonable efforts to meet the Tissue Recovery Benchmarks. All Tissues supplied by AOC Tissue Recovery Division to RTI shall meet or exceed RTI's recovery requirements as set forth in the specifications provided to AOC Tissue Recovery Division by RTI from time to time.

     3.5 AOC Tissue Recovery Division shall be entitled to a Bonus up to a maximum of $25,000 per quarter,as calculated by RTI and approved by TRAB in accordance with the provisions of Exhibit 3.5 hereof.

     3.6 RTI shall (i) provide processing and distribution services for Tissue recovered by AOC and accepted by RTI; (ii) provide AOC with information indicating the extent of processed Tissue distributed in the AOC community; and (iii) provide under the Budget all supplies necessary for use by the AOC Tissue Recovery Division in procuring Tissue. Distribution representatives of RTI or any distribution partner of RTI may establish contacts with AOC Tissue Recovery Division at mutually acceptable times for information purposes including the indications and use of various Tissue products in the AOC operations area.

                          IV - TERM AND TERMINATION

     4.1 The term of this Agreement shall be for a period of five (5) years commencing with the effective date herein ("Initial Term") and may be renewed upon the written agreement of the parties hereto for two additional renewal terms of five year terms each ("Renewal Term"). This Agreement may be terminated prior to the end of the Initial Term or any Renewal Term:

          (a) by either party due to a material breach by the other party of any of its obligations or covenants herein upon thirty
               (30) calendar days written notice to the breaching party, but only if such breaching party fails to remedy said breach within thirty (30) calendar days of such written notice, PROVIDED, HOWEVER, such notice and cure periods shall instead be five (5) calendar days instead of thirty (30) in the event the breach is a failure by RTI to make the payroll payments required by Section 2.2 hereof (other than authorized Budget adjustments) or a failure of RTI to comply with the provisions of Section 2.3 hereof; or

          (b) by either party promptly upon the insolvency or filing for receivership or bankruptcy by the other party.

                 V - OWNERSHIP OF COPYRIGHTS AND INTELLECTUAL
                               PROPERTY RIGHTS

     5.1 In connection with the performance of this Agreement, each party will have access to the confidential and proprietary processes, methods, trade secrets, know-how, techniques, data, training materials and other intellectual properties developed, used or owned by the other party (or, in the case of HSF, owned by either HSF or the University of Alabama at Birmingham ("UAB")) ("Intellectual Property"). Each party agrees that all Intellectual Property will remain the exclusive property of the party or person owning such Intellectual Property, and any improvements, modifications, advancements to, and any invention, product, or process based upon or derived from the Intellectual Property, shall be the sole and exclusive property of the original owner of the Intellectual Property, and each expressly disclaims any right, title and interest in the same. Any dispute regarding any invention, product, or process developed by a party as an improvement, modification or any advancement to, or based upon or derived from the Intellectual Property of such party shall be fully and finally resolved by the written legal opinion of a licensed patent attorney serving as an arbitrator, who shall be selected by the parties in accordance with the rules of the American Arbitration Association.

     5.2 Each party agrees to promptly disclose any and all improvements, modifications or advancements to any invention, product, or process based upon or derived from the Intellectual Property of the other. Each party further agrees to promptly assign any of its rights to the same to the other.

     5.3 Except as consented to in writing by the owner of the Intellectual Property, neither party will reveal, divulge or make known to any person or entity or use for its or his or her own account or for the account of any person, any Intellectual Property, whether or not obtained with the knowledge and permission of the other party, and each party, upon termination of this Agreement, shall deliver to the owner all written copies of Intellectual Property in the possession of the other.

                                 VI - OTHER

     6.1 The rights and obligations of either party hereunder may not be sublicensed, assigned or transferred by operation of law or otherwise without the written consent of the other party.

     6.2 This Agreement is governed by and shall be construed and enforced in accordance with the laws of the State of Alabama, without regard to conflict of law rules. In the event a dispute arises out of or relates to or concerns this Agreement, or the breach thereof, the parties agree first to try in good faith to settle the dispute by mediation administered by the American Arbitration Association under its Commercial Mediation Rules before resorting to litigation or some other dispute resolution procedure.

     6.3 Nothing in this Agreement shall be construed as (i) a warranty or representation by RTI as to the validity, enforceability or scope of any RTI parent; (ii) a warranty or representation that anything made, used, sold, or otherwise disposed of pursuant to this Agreement is or will be free from infringement of patents or other intangible rights of third parties; (iii) a requirement that RTI shall file any patent application, secure any patent, or maintain any patent in force; (iv) an obligation on RTI to bring or prosecute actions or suits against third parties for infringement of RTI patents; (v) an obligation to furnish any manufacturing or technical information except as specifically provided herein; (vi) a granting by implication, estoppel, or otherwise, any license or rights under patents, trade secrets, know-how, copyrights, or other intangible rights of RTI other than those specifically set forth herein; (vii) a warranty or representation by RTI that it shall not grant the right to others to make, use or sell products not covered by the claims of RTI patents which may be similar or compete with RTI Tissue products.

     6.4 AOC shall at all times during the term of this Agreement and thereafter, indemnify, defend and hold harmless RTI, its Affiliates (as hereinafter defined) or any of its assigns, against all claims and expenses, including legal expenses and reasonable attorney fees, arising out of any other claim, proceeding, demand, expense, loss, and liability of any kind whatsoever (collectively, "RTI Losses") resulting from the activities of AOC under this Agreement, except where such RTI Losses result solely from RTI's negligence or willful misconduct. As used in this Agreement, "Affiliates" shall mean RTI's trustees, directors, officers, agents and employees and any business entity owned or controlled by RTI. Notwithstanding the above, RTI at all times reserves the right to retain counsel of their own, at their own expense, to defend RTI's interests.

     6.5 RTI shall at all times during the term of this Agreement and thereafter, indemnify, defend and hold harmless AOC, HSF and HSF Affiliates (as hereinafter defined) or any of its assigns, against all claims and expenses, including legal expenses and reasonable attorney fees, arising out of any other claim, proceeding, demand, expense, loss, and liability of any kind whatsoever (collectively, "HSF Losses") resulting from the activities of RTI under this Agreement, except where such HSF Losses result solely from HSF's negligence or willful misconduct. As used in this Agreement, "HSF Affiliates" shall mean HSF's directors, officers, agents and employees. Notwithstanding the above, HSF at all times reserves the right to retain counsel of its own, at its own expense, to defend HSF's interests.

     6.6 RTI shall provide for AOC's professional liability insurance coverage or self-insurance through HSF's self-insurance program by including in the Budget the assessments against AOC to fund the Tissue Recovery Operations' proportionate share of the HSF self-insurance fund. Throughout the term of this Agreement, RTI shall provide and pay for its own insurance for professional liability in the minimum amounts of $1 million per occurrence and $3 million annual aggregate, and shall furnish HSF with a certificate evidencing such coverage. All other insurance necessary to the Tissue Recovery Operations shall be included in the Budget as a reimbursable expense.

     6.7 Each party represents that it shall conduct its business in a manner consistent with the highest standards of industry business practices, that it shall comply with all applicable laws and regulations, and that it shall not represent any relationship with the other or any of their respective affiliates other than as set forth herein.

     6.8 The right of either party to terminate under this Agreement shall not be an exclusive remedy, and either party shall be entitled, if the circumstances warrant, alternatively or cumulatively, to damages for breach of this Agreement, or to an order or injunction requiring performance of the obligations of this Agreement or to any other remedy available at law or equity.

     6.9 This Agreement, together with its exhibits and attachments, constitutes the entire agreement and understanding of the parties with regard to the subject matter hereof and supersedes all prior discussions, negotiations, understandings and agreements between the parties concerning the subject matter hereof. If any term of this Agreement is held by a court of competent jurisdiction to be invalid or unenforceable, then this Agreement, including all of the remaining terms, will remain in full force and effect as if such invalid or unenforceable term had never been included.

     6.10 This Agreement may be amended only by written agreement of the parties hereto.

     6.11 Each party to this Agreement hereby agrees to execute, acknowledge and deliver all such further instruments as may be necessary or appropriate to carry out the intent and purposes of this Agreement.

     6.12 The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     6.13 Neither party shall be responsible or liable to the other party for nonperformance or delay in performance of any terms or conditions of this Agreement, except for those relative to the protection of proprietary rights, due to circumstances beyond the control of the nonperforming or delayed party including, but not limited to, acts of God, acts of government, wars, riots, strikes or other labor disputes, shortages of labor or materials, fires and floods; provided the nonperforming or delayed party provides to the other party written notice of the existence and the reason for such nonperformance or delay. Notwithstanding the foregoing, the nonperformance or delay by any party in excess of 180 days shall constitute cause for termination of this Agreement with such notice given in writing by one party to the other.

     6.14 Any notice, report or consent required or permitted by this Agreement to be given or delivered, shall be in writing and shall be deemed given or delivered if delivered in person, sent by courier, expedited delivery service, or sent by registered or certified mail, postage prepaid, return receipt requested, or sent by facsimile (if confirmed), as follows:

If to RTI:

                   Regeneration Technologies, Inc.
                   One Innovation Drive
                   Alice, Florida 32615
                   Attn: Jamie Grooms, President

If to HSF:

                   University of Alabama Health Services Foundation, P.C. 500 22nd Street South
                   Birmingham, Alabama 35233
                   Attn: Executive Vice President
                   With a copy to:
                             General Counsel


     6.15 The relationship between HSF and RTI shall not be deemed to be an employee, agent or representatives of RTI. Neither party shall have any right to enter into any contract or commitment in the name of, or on behalf of the other, or to bind the other in any respect whatsoever.

     6.16 This Agreement may be executed in several counterparts, each of which shall be deemed an original, and all of which shall constitute but one and the same instrument.

     IN WITNESS WHEREOF, the parties have caused this instrument to be executed in duplicate as of the day and year first above written.


                                  UNIVERSITY OF ALABAMA
                                  HEALTH SERVICES FOUNDATION, P.C.


                                  By:
----------------------                ----------------------------------
Witness                           Print Name:
                                              --------------------------
                                  Title:
                                         -------------------------------


                                  REGENERATION TECHNOLOGIES, INC.


                                  By:
----------------------                ----------------------------------
Witness                           Print Name:
                                              --------------------------
                                  Title:
                                         -------------------------------

                                 EXHIBIT 2.1
                             MANAGEMENT SERVICES

RTI will provide AOC with:

    1. Assistance and Budget funding for Tissue Recovery Operations and payment for all other expenses except payroll, which shall be reimbursed to AOC in accordance with Section 2.2. All payments and reimbursements must be in accordance with the Budget;

    2. Recovery and procedures training for AOC staff is approved by AOC, in addition to a general orientation for AOC staff;

    3. A complete and specific list of all Tissues to be recovered by AOC which will be provided to RTI for processing, as reasonably agreed upon by the parties, which list must be reviewed by TRAB;

    4. Support of development of donor programs with funeral homes, hospitals, etc., as approved by TRAB;

    5. Assist the AOC Tissue Recovery Divison's marketing and sales staff as needed to educate and inform the community of the availability and aspects of RTI processed Tissues, as approved by TRAB; and

    6. RTI will provide policy and procedure materials for AOC in addition to regulatory and quality assurance advice and consultation as needed to maintain a high quality Tissue recovery service. Any policies and procedures must be approved by the TRAB and by the Chairman of the Department of Surgery of UASOM.

                                Exhibit 3.5
                              Bonus Calculation


The Bonus shall be calculated as follows:

Step 1: (Total AOC Tissue Recovery Division quarterly expenses); divided by (Total number of Conventional Tissue Recoveries received by RTI within that quarter) = cost per Conventional Tissue Recovery = A

Step 2: ($[*****]* - A) x (Total number of Convention Tissue Recoveries received by RTI within that quarter) = Bonus payable by AOC Tissue Recovery Division, not to exceed a maximum of $25,000 per quarter


*  Subject to annual adjustment by the TRAB

                                                                       EXHIBIT C

                          REGISTRATION RIGHTS AGREEMENT

                  THIS REGISTRATION RIGHTS AGREEMENT (the "Agreement") is made as of April __, 2000, by and between Regeneration Technologies, Inc., a Florida corporation (the "Company") and University of Alabama Health Services Foundation, P.C. ("UAHSF").

                  WHEREAS, Parent has agreed to issue shares of its Common Stock, par value $0.001 per share (the "UAHSF Common Stock") to UAHSF in connection with the acquisition of Alabama Tissue Center (the "Acquisition"); and

                  WHEREAS, as a condition to the Acquisition, it is in the best interests of the Company to grant to UAHSF certain registration rights.

                  NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                    ARTICLE I
                               REGISTRATION RIGHTS

                  1.1 CERTAIN DEFINITIONS. As used in this Article I and elsewhere in this Agreement, the following terms shall have the following respective meanings:

                      "Commission" means the Securities and Exchange Commission, or any other Federal agency at the time administering the Securities Act.

                      "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any similar Federal statute, and the rules and regulations of the Commission issued under such Act, as they each may, from time to time, be in effect.

                      "Registrable Shares" means (i) the UAHSF Common Stock and
(ii) any other shares of Common Stock of the Company issued in respect of the UAHSF Common Stock (because of stock splits, stock dividends, reclassifications, recapitalizations, or similar event(s); PROVIDED, HOWEVER, that shares of Common Stock which are Registrable Shares shall cease to be Registrable Shares upon any sale pursuant to a Registration Statement, Section 4(1) of the Securities Act or Rule 144 under the Securities Act.

                      "Registration Statement" means a registration statement filed by the Company with the Commission for a public offering and sale of securities of the Company (other than a registration statement on Form S-8 or Form S-4, or their successors, or any other form for a limited purpose, or any registration statement covering only securities proposed to be issued in exchange for securities or assets of another corporation).

                      "Securities Act" means the Securities Act of 1933, as amended, or any similar Federal statute, and the rules and regulations of the Commission issued under such Act, as they each may, from time to time, be in effect.

                      "Stockholders" means UAHSF and any persons or entities to whom the rights granted under this Article I are transferred by UAHSF, its successors or assigns pursuant to Article I hereof.

                  1.2 SALE OR TRANSFER OF SHARES; LEGEND.

                      (a) The Registrable Shares and shares issued in respect of the Registrable Shares shall not be sold or transferred unless either (i) they first shall have been registered under the Securities Act, or (ii) the Company first shall have been furnished with an opinion of legal counsel, reasonably satisfactory to the Company, to the effect that such sale or transfer is exempt from the registration requirements of the Securities Act.

                      (b) Notwithstanding the foregoing, no registration or opinion of counsel shall be required for a transfer made in accordance with Rule 144 under the Securities Act.

                      (c) Each certificate representing the Registrable Shares and shares issued in respect of the Registrable Shares shall bear legends substantially in the following form:

          The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, and may not be offered, sold or otherwise transferred, pledged or hypothecated unless and until such shares are registered under such Act or an opinion of counsel satisfactory to the Company is obtained to the effect that such registration is not required.

                  The foregoing legend shall be removed from the certificates representing any Registrable Shares, at the request of the holder thereof, at such time as they become eligible for resale pursuant to Rule 144(k) under the Securities Act.

                      (d) The Company agrees, upon the request of UAHSF, to make available to UAHSF and to any prospective transferee of any Registrable Shares of UAHSF the information concerning the Company described in Rule 144A(d)(4) under the Securities Act.

                  1.3 INCIDENTAL REGISTRATION.

                  (a) Whenever the Company proposes to file a Registration Statement at any time and from time to time, it will, prior to such filing, give written notice to all Stockholders of its intention to do so and, upon the written request of a Stockholder or Stockholders given within twenty (20) days after the Company provides such notice (which request shall state the intended method of disposition of such Registrable Shares), the Company shall use its best efforts to cause all Registrable Shares which the Company has been requested by such Stockholder or Stockholders to register to be registered under the Securities Act to the extent necessary to permit their sale or other disposition in accordance with the intended methods of distribution specified in the request of such Stockholder or Stockholders; provided that the Company shall have the right to postpone or withdraw any registration effected pursuant to this subsection 1.3 without obligation to any Stockholder.

                  (b) In connection with any offering under this subsection 1.3 involving an underwriting, the Company shall not be required to include any Registrable Shares in such underwriting unless the holders thereof accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it, and then only in such quantity as will not, in the opinion of the underwriters, have a material adverse effect on the success of the offering by the Company. If in the opinion of the managing underwriter the registration of all, or part of, the Registrable Shares which the holders have requested to be included would materially and adversely affect such public offering, then the Company shall be required to include in the underwriting only that number of Registrable Shares, if any, which the managing underwriter believes may be sold without causing such adverse effect; provided that no persons or entities other than the Company, the Stockholders and persons or entities holding registration rights granted in accordance with subsection 1.9 hereof shall be permitted to include securities in the offering. If the number of Registrable Shares to be included in the underwriting in accordance with the foregoing is less than the total number of shares which the holders of Registrable Shares have requested to be included, then the number of shares to be offered shall be reduced or limited in the following order of priority: (i) FIRST, the securities proposed by the Company to be sold for its own account (except where the Company is the party that initiated such registration); (ii) SECOND, the number of shares to be offered by all other holders of securities of the Company other than the holder of Registrable Shares or other holders who have registration rights (except where such other holders have initiated such registration) to the extent necessary to reduce the total number of shares as recommended by such managing underwriters; and (iii) THIRD, if further reduction or limitation is required, the number of shares to be offered for the account of the Stockholders and other persons having registration rights shall be reduced or limited on a PRO RATA basis in proportion to the relative number of Registrable Shares of the Stockholders and other persons having registration rights participating in such registration.

                  (c) WITHDRAWAL ELECTION. If, as a result of the proration provisions of the Section 1.3, any Stockholder shall not be entitled to include at least 50% of the Registrable Shares in such Incidental Registration pursuant to Section 1.3(a) that such Stockholder has requested to be included, such Stockholder may elect to withdraw his, her or its request to include Registrable Shares in such registration (a "Withdrawal Election") without incurring any liability for his, her or its fees and expenses; PROVIDED, HOWEVER, that a Withdrawal Election shall be irrevocable and, after making a Withdrawal Election, a Stockholder shall no longer have any right to include Registrable Shares in the Registration as to which such Withdrawal Election is made.

                  1.4 REGISTRATION PROCEDURES. If and whenever the Company is required by the provisions of this Agreement to use its best efforts to effect the registration of any of the Registrable Shares under the Securities Act, the Company shall:

                  (a) Prepare and file with the Commission a Registration Statement with respect to such Registrable Shares and use its best efforts to cause such Registration Statement to become effective; provided that before filing a Registration Statement or prospectus or any amendment or supplement thereto, including documents incorporated by reference after the initial filing of any Registration Statement, the Company shall furnish to the Stockholders of the Registrable Shares covered by such Registration Statement (such shares, "Registered Shares") and the underwriters, if any, copies of all such documents proposed to be filed, which documents will be subject to the review of such Stockholders and underwriters.

                  (b) Prepare and file with the Commission such amendments and post-effective amendments to a Registration Statement as may be necessary to keep such registration effective for a period of six (6) months or until the Stockholder or Stockholders have completed the distribution described in the Registration Statement relating thereto, whichever first occurs; provided, however, that the Company, in good faith, may delay the filing of any amendment or supplement to the Registration Statement for a reasonable period of time, not to exceed 120 days, in order to permit the Company (A) to effect disclosure or disposition or consummation of any transaction requiring confidential treatment which is being actively pursued at such time and which would require disclosure in the Registration Statement or (B) to negotiate, effect or complete any transaction which the Company reasonably believes might be jeopardized, delayed or made more costly to the Company by disclosure in the Registration Statement; and provided further, however, that (i) such 6 month period shall be extended for a period of time equal to the period the Stockholder refrains from selling any securities included in such registration in accordance with the provisions of Section 1.8 hereof; (ii) such 6 month period shall be extended by the number of days during the period from and including the date of the giving of notice pursuant to Section 1.4(e) hereof to and including the date when each Stockholder of Registrable Shares covered by such Registration Statement shall have received the copies of the supplemented or amended prospectus contemplated by Section 1.4(e) hereof; and (iii) in the case of any registration of Registrable Shares on Form S-3 which are intended to be offered on a continuous or delayed basis, such 6 month period shall be extended, if necessary, to keep the Registration Statement effective until all such Registrable Shares are sold, provided that Rule 415, or any successor rule under the Securities Act, permits an offering on a continuous or: delayed basis, and provided further that applicable rules under the Securities Act governing the obligation to file a post-effective amendment permit, in lieu of filing a post-effective amendment which (y) includes any prospectus required by Section 10(a)(3) of the Securities Act or (z) reflects facts or events representing a material or fundamental change in the information set forth in the Registration Statement, the incorporation by reference in the Registration Statement of periodic reports filed pursuant to Section 13 or 15(d) of the Exchange Act that contain the information required to be included in (y) and (z) above;

                  (c) Cause the related prospectus to be supplemented by any required prospectus supplement, and as so supplemented, to be filed pursuant to Rule 424 under the Securities Act; and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such Registration Statement or supplement to such prospectus;

                  (d) Furnish such number of prospectuses and other documents incident thereto, including any amendment of or supplement to the prospectus as a Stockholder from time to time may reasonably request;

                  (e) Notify each seller of Registered Shares covered by such Registration Statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and at the request of any such seller, prepare and furnish to such seller a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                  (f) Cause all such Registered Shares to be listed on each securities exchange on which similar securities issued by the Company are then listed or, if not then listed, cause such Registered Shares to be included in whatever exchange or national automated quotation system the Board of Directors determines is appropriate;

                  (g) Provide a transfer agent and registrar for all Registered Shares and a CUSIP number for all such Registered Shares, in each case not later than the effective date of such registration;

                  (h) Make available for inspection during regular business hours by any seller of Registrable Shares, any underwriter participating in any disposition pursuant to such Registration Statement, and any attorney, accountant or other agent retained by any such seller or underwriter (collectively, the "Inspectors"), all financial and other records, pertinent corporate documents and properties of the Company (collectively the "Records") as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company's officers, directors, employees and independent accountants to supply all information reasonably requested by such seller, underwriter, attorney or accountant in connection with such Registration Statement. Records which the Company determines, in good faith, to be confidential and which it notifies the Inspectors are confidential shall not be disclosed by the Inspectors unless (A) the disclosure of such Records is, in the opinion of counsel for the selling Stockholders, reasonably necessary to avoid or correct any misstatement or omission in the Registration Statement, (B) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction, or (C) the disclosure of such Records is required by any governmental regulatory body with jurisdiction over any seller of Registrable Shares. Such seller, upon learning, that disclosure of such Records is sought in a court of competent jurisdiction, shall notify the Company and allow the Company, at its expense, to undertake appropriate action to prevent disclosure of the Records deemed confidential;

                  (i) Cooperate with the sellers of Registered Shares and the managing underwriter(s), if any, to facilitate the timely preparation and delivery of certificates representing the Registered Shares to be sold, without any restrictive legends, in such denominations and registered in such names as the managing underwriter(s) may request at least two business days prior to any sale thereof to the underwriters, if applicable;

                  (j) Participate, to the extent reasonably requested by the managing underwriter for the offering or the selling Stockholders, in efforts to sell the Registrable Shares under the offering (including, without limitation, participating in "roadshow" meetings with prospective investors) that would be customary for underwritten primary offerings of a comparable percent of equity securities by the Company;

                  (k) Obtain from its accountants "cold-comfort" letters, dated the effective date of the Registration Statement and the date of the closing of the sale of the Registered Shares, and addressed to the Company and the selling Stockholders, in form and substance as are customarily issued in connection with underwritten public offerings;

                  (l) Obtain from its counsel an opinion, addressed to the selling Stockholders, with respect to the offering in form and substance reasonably satisfactory to a majority-in-interest of such Stockholders;

                  (m) Otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make available to its security Stockholders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months, but not more than eighteen months, beginning with the first month after the effective date of the Registration Statement, which earnings statement shall satisfy the provisions of
Section 11 (a) of the Securities Act;

                  (n) In connection with any underwritten offering pursuant to a Registration Statement filed pursuant to Section 1 hereof, the Company will enter into any underwriting agreement reasonably necessary to effect the offer and sale of Common stock, provided such underwriting agreement contains customary underwriting, indemnification and contribution provisions; PROVIDED , HOWEVER, that no Stockholder will be liable for indemnification or contribution in excess of the net proceeds such Stockholder received in the offering;

                  (o) Use its best efforts to register or qualify such Registrable Shares under such other securities or blue sky laws of such jurisdictions as any seller reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Shares owned by such seller (provided that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph, (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction);

                  (p) Use its best efforts to cause such Registrable Shares covered by such Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the sellers thereof to consummate the disposition of such Registrable Shares; and

                  (q) Take all such other actions as the underwriters, if any, and a majority-in interest of the selling Stockholders reasonably request in order to expedite or facilitate the disposition of such Registrable Shares (including, without limitation, effecting a stock split or combination of shares).

                  1.5 ALLOCATION OF EXPENSES. The Company will pay all Registration Expenses of all registrations under this Agreement. For purposes of this Section, the term "Registration Expenses" shall mean all expenses incurred by the Company in complying with this Article I, including, without limitation, all registration and filing fees, exchange listing fees, printing expenses, fees and disbursements of counsel for the Company and the fees and expenses of one counsel selected by the selling Stockholders, as applicable, to represent the selling Stockholders, as applicable, state Blue Sky fees and expenses, and the expense of any special audits incident to or required by any such registration, but excluding underwriting discounts, selling commissions and the fees and expenses of the selling Stockholders' own counsel (other than the counsel selected to represent all selling Stockholders).

                  1.6 INDEMNIFICATION AND CONTRIBUTION. In the event of any registration of any of the Registrable Shares under the Securities Act pursuant to this Agreement, the Company will indemnify and hold harmless the seller of such Registrable Shares, each underwriter of such Registrable Shares, and each other person, if any, who controls such seller or underwriter within the meaning of the Securities Act or the Exchange Act against any losses, claims, damages or liabilities, joint or several, to which such seller, underwriter or controlling person may become subject under the Securities Act, the Exchange Act, state securities or Blue Sky laws or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration

Statement under which such Registrable Shares were registered under the Securities Act, any preliminary prospectus or final prospectus contained in the Registration Statement, or any amendment or supplement to such Registration Statement, or arise out of or are based upon the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and the Company will promptly reimburse such seller, underwriter and each such controlling person upon demand for any legal or any other expenses reasonably incurred by such seller, underwriter or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; PROVIDED, HOWEVER, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any untrue statement or omission made in such Registration Statement, preliminary prospectus or prospectus, or any such amendment or supplement, in reliance upon and in conformity with information furnished to the Company, in writing, by or on behalf of such seller, underwriter or controlling person specifically for use in the preparation thereof.

                  In the event of any registration of any of the Registrable Shares under the Securities Act pursuant to this Agreement, each seller of Registrable Shares, severally and not jointly, will indemnify and hold harmless the Company, each of its directors and officers and each underwriter (if any) and each person, if any, who controls the Company or any such underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages or liabilities, joint or several, to which the Company, such directors and officers, underwriter or controlling person may, become subject under the Securities Act, Exchange Act, state securities or Blue Sky laws or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of, a material fact contained in any Registration Statement under which such Registrable Shares were registered under the Securities Act, any preliminary prospectus or final prospectus contained in the Registration Statement, or any amendment or supplement to the Registration Statement, or arise out of or are based upon any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, if, but only if, the statement or omission was made in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of such seller, specifically for use in connection with the preparation of such Registration Statement, prospectus, amendment or supplement; PROVIDED, HOWEVER, that the obligations of such Stockholders hereunder shall be limited to an amount equal to the proceeds to each Stockholder of Registrable Shares sold as contemplated herein.

                  Each party entitled to indemnification under this subsection
1.6 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; PROVIDED, that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld); and, PROVIDED, FURTHER, that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Article I. The Indemnified Party may participate in such defense at such party's expense; PROVIDED,

HOWEVER, that the Indemnifying Party shall pay such expense if representation of such Indemnified Party by the counsel retained by the Indemnifying Party would be inappropriate due to actual or potential differing interests between the Indemnified Party and any other party represented by such counsel in such proceeding. No Indemnifying Party in the defense of any such claim or litigation shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect of such claim or litigation, and no Indemnified Party shall consent to entry of any judgment or settle such claim or litigation without the prior written consent of the Indemnifying Party.

                  In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (i) any holder of Registrable Shares exercising rights under this Agreement, or any controlling person of any such holder, makes a claim for indemnification pursuant to this subsection 1.6 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this subsection 1.6 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any such selling Stockholder, as applicable, or any such controlling person in circumstances for which indemnification is provided under this subsection 1.6; then, in each such case, the Company and such Stockholder will contribute to the aggregate losses, claims, damages, or liabilities to which they may be subject (after contribution from others) in such proportion as is appropriate to reflect the relative fault of the Stockholder on the one hand and the Company on the other in connection with the action that resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, that in no event shall any contribution by a holder exceed the proceeds to it of all Registrable Shares sold by it pursuant to such Registration Statement, and (B) no person or entity guilty of fraudulent misrepresentation, within the meaning of Section 11 (f) of the Securities Act, shall be entitled to contribution from any person or entity who is not guilty of such fraudulent misrepresentation.

                  1.7 INFORMATION BY HOLDER. Each holder of Registrable Shares included in any registration shall furnish to the Company such information regarding such holder and the distribution proposed by such holder as the Company may request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Article I.

                  1.8 "MARKET STAND-OFF" AGREEMENT.

                  (a) Each Stockholder, if requested by the Company and an underwriter of Common Stock or other securities of the Company, shall agree not to sell or otherwise transfer or dispose of any Registrable Shares or other securities of the Company held by such Stockholder for a specified period of time (not to exceed 180 days) following the effective date of a Registration Statement; PROVIDED, that:

                           (i) such agreement shall only apply to the first such Registration Statement covering Common Stock of the Company to be sold on its behalf to the public in an underwritten offering; and

                           (ii) all Stockholders holding not less than the number of shares of Common Stock held by such Stockholder (including shares of Common Stock issuable upon the conversion of Shares, or other convertible securities, or upon the exercise of options, warrants or rights) and all officers and directors of the Company enter into similar agreements.

                  1.9 LIMITATIONS ON SUBSEQUENT REGISTRATION RIGHTS. The Company shall not, without the prior written consent of Stockholders holding at least 662/3% of the Registrable Shares, enter into any agreement (other than this Agreement) with any holder or prospective holder of any securities of the Company which would allow such holder or prospective holder to include securities of the Company in any registration filed under subsection 1.3, unless under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only on terms substantially similar to the terms on which holders of Registrable Shares may include shares in such registration, including the terms of Section 1.3(b) hereof.

                  1.10 RULE 144 REQUIREMENTS. After the earliest of (i) the closing of the sale of securities of the Company pursuant to a Registration Statement, (ii) the registration by the Company of a class of securities under
Section 12 of the Exchange Act, or (iii) the issuance by the Company of an offering circular pursuant to Regulation A under the Securities Act, the Company agrees to:

                  (a) Comply with the requirements of Rule 144(c) under the Securities Act with respect to current public information about the Company;

                  (b) use its best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements); and

                  (c) furnish to any holder of Registrable Shares upon request
(i) a written statement by the Company as to its compliance with the requirements of said Rule 144(c), and the reporting requirements of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), (ii) a copy of the most recent annual or quarterly report of the Company, and (iii) such, other reports and documents of the Company as such holder may reasonably request to avail itself of any similar rule or regulation of the Commission allowing it to sell any such securities without registration.

                  1.11 SELECTION OF UNDERWRITER. In the case of any registration effected pursuant to this Article I, the Company shall have the right to designate the managing underwriter in any underwritten offering, subject to the approval of the holders of a majority of the Registrable Shares requested to be included in such offering, which approval shall not be unreasonably withheld.

                  1.12 MERGERS, ETC. The Company shall not, directly or indirectly, enter into any merger, consolidation, or reorganization in which the Company shall not be the surviving corporation unless the proposed surviving corporation shall, prior to such merger, consolidation, or reorganization, agree in writing to assume the obligations of the Company under this Article I, and for that purpose references hereunder to "Registrable Shares" shall be deemed to be references to the securities that each Stockholder would be entitled to receive in exchange for Registrable Shares under any such merger, consolidation, or reorganization; PROVIDED, HOWEVER, that the provisions of this Article I shall not apply in the event of any merger, consolidation, or reorganization in which the Company is not the surviving corporation if all Stockholders are entitled to receive in exchange for their Registrable Shares consideration consisting solely of (i) cash, (ii) securities of the acquiring corporation that may be immediately sold to the public without registration under the Securities Act, or (iii) securities of the acquiring corporation that the acquiring corporation has agreed to register within ninety (90) days of completion of the transaction for resale to the public pursuant to the Securities Act.

                                   ARTICLE II
                           TRANSFERS OF CERTAIN RIGHTS

                  2.1 The rights granted to UAHSF under this Agreement may be transferred by UAHSF to an affiliate, partner or shareholder of UAHSF or any transferee who after such transfer holds at least 20% of the UAHSF's Registrable Shares; PROVIDED, HOWEVER, that the Company is given written notice by the transferee at the time of such transfer stating the name and address of the transferee and identifying the securities with respect to which such rights are being transferred, and that the Company gives its consent to the transfer of rights to any transferee which is not an affiliate, partner or shareholder, which consent shall not be unreasonably withheld.

                  2.2 TRANSFEREES. Any transferee to whom rights under this Agreement are transferred shall, as a condition to such transfer, deliver to the Company a written instrument by which such transferee agrees to be bound by the obligations under this Agreement to the same extent as if such transferee were UAHSF.

                  2.3 SUBSEQUENT TRANSFEREES. Any transferee to whom rights are transferred pursuant to this Section 2 may not again transfer such rights to any other person or entity, other than as provided in Subsection 2.1 or Subsection
2.2 above.

                                   ARTICLE III
                              MISCELLANEOUS RIGHTS

                  3.1 NO INCONSISTENT AGREEMENTS. The Company will not hereafter enter into any agreement with respect to its securities which is inconsistent with or violates the rights granted to the holders of Registrable Shares in this Agreement.

                  3.2 ADJUSTMENTS AFFECTING REGISTRABLE SHARES. The Company will not take any action, or permit any change to occur, with respect to its securities that would adversely affect the ability of the holders of Registrable Shares to include such Registrable Shares in a registration undertaken pursuant to this Agreement or that would adversely affect the marketability of such Registrable Shares in any such registration (including, without limitation, effecting a stock split or a combination of shares).

                  3.3 REMEDIES. Any person having rights under any provision of this Agreement will be entitled to enforce such rights specifically (without posting any bond or other security), to recover damages caused by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law.

                  3.4 AMENDMENTS AND WAIVERS. Except as otherwise provided herein, the provisions of this Agreement may be amended and the Company may take action herein prohibited, or omit to perform any act herein required to be performed by it, if, but only if, the Company has obtained the written consent of holders of at least 2/3 of the Registrable Shares then in existence.

                  3.5 SUCCESSORS AND ASSIGNS. All covenants and agreements in this Agreement by or on behalf of any of the parties hereto will bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not. In addition, irrespective of whether any express assignment has been made, the provisions of this Agreement that are for the benefit of purchasers or holders of Registrable Shares are also for the benefit of, and enforceable by, any subsequent holder permitted by Section 2.1.

                  3.6 GOVERNING LAW. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Florida. Each of the Company and each Investor hereby irrevocably and unconditionally submit to the jurisdiction of the courts of the State of Florida and the United States of America located in the State of Florida (the "Florida Courts") for any litigation arising out of or relating to this Agreement and the transactions contemplated hereby (and agree not to commence any litigation relating thereto except in such courts), consent to service of process in such Florida Courts, waive any objection to the laying of venue of any such litigation in Alachua County, Florida, and agree not to plead or claim in any Florida Court that such litigation brought therein has been brought in any inconvenient forum.

                  3.7 TERM OF REGISTRATION RIGHTS. Notwithstanding anything to the contrary contained herein, the registration of each holder of Registrable Shares set forth in Section 1 shall terminate in their entirety on the fifth anniversary of the date hereof.

                  3.8 ENTIRE AGREEMENT. This Agreement and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.

                  3.9 NOTICES. Any and all notices or elections permitted or required to be made under this Agreement shall be in writing, signed by the party giving such notice or election and shall be delivered personally, by courier or sent by registered or certified mail, return receipt requested, to the Company and UAHSF at their respective addresses below:

         If to the Company to:

                        Regeneration Technologies, Inc.
                        One Innovation Drive
                        Alachua, Florida  32615
                        Attn:  Richard R. Allen

                        with copy (which shall not constitute notice) to:

                        Fulbright & Jaworski L.L.P.
                        666 Fifth Avenue
                        New York, NY  10103
                        Attn:  Warren J. Nimetz

         If to UAHSF to:

                        University of Alabama Health Services Foundation, P.C. 500 22nd Street South
                        Birmingham, Alabama 35233
                        Attention: President

                        with a copy to:

                        University of Alabama Health Services Foundation, P.C. 500 22nd Street South
                        Birmingham, Alabama 35233
                        Attention: General Counsel

                  3.10 SEVERABILITY. In case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions of this Agreement or any provision of the other Agreements shall not in any way be affected or impaired thereby.

                  3.11 TITLES AND SUBTITLES. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

                  3.12 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which when so executed shall be deemed an original, and all such counterparts taken together shall constitute one and the same instrument.

                  IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto as of the day and year first written above.

         REGENERATION TECHNOLOGIES, INC.

By:
   -----------------------------------------
Name:    James M. Grooms
Its:     President

          UNIVERSITY OF ALABAMA HEALTH
          SERVICES FOUNDATION, P.C.

By:
   -----------------------------------------
Name:
Title: